UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Umpqua Holdings Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 15, 2014

Umpqua Shareholders:

The annual meeting of shareholders of Umpqua Holdings Corporation will be held at the RiverPlace Hotel, 1510 S.W. Harbor Way, Portland, Oregon, at 6 p.m., local time, on April 15, 2014 to take action on the following business:

  1.
  Election of Directors. Electing ten members of Umpqua's board of directors, to hold office until the 2015 annual meeting of shareholders and the qualification and election of their successors.

  2.
  Ratification (Non-Binding) of Auditor Appointment. Ratifying the Audit and Compliance Committee's appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

  3.
  Advisory (Non-Binding) Resolution to Approve Executive Compensation. Approving the following advisory (non-binding) proposal: "RESOLVED, that the shareholders approve the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement."

  4.
  Other Business. Considering and acting upon such other business and matters or proposals as may properly come before the annual meeting or any adjournments or postponements thereof. As of the date of this notice, the board of directors knows of no other matters to be brought before the shareholders at the meeting.

If you were a shareholder of record of Umpqua common stock as of the close of business on February 7, 2014, you are entitled to receive this notice and vote at the annual meeting, and any adjournments or postponements thereof.

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card. You have the ability to receive proxy materials by mail or e-mail if you request them and you continue to have the right to vote by mail as well as by telephone and on the internet.

This Proxy Statement and accompanying proxy card are being sent or made available on or about March 3, 2014.

You will find our proxy statement, Form 10-K and other important information at our website: www.umpquaholdingscorp.com. When you visit our site, you can also subscribe to e-mail alerts that will notify you when we file documents with the SEC and issue press releases.

Your vote is important. Whether or not you expect to attend the annual meeting, it is important that your shares be represented and voted at the meeting.

By Order of the Board of Directors,

Steven L. Philpott EVP/General Counsel/Secretary
March 3, 2014

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Umpqua Holdings Corporation, an Oregon corporation, for the Annual Meeting of Shareholders and at any adjournments or postponements of the annual meeting. This Proxy Statement and accompanying proxy card are being sent or made available on or about March 6, 2014.

QUESTIONS AND ANSWERS ABOUT VOTING AND THE SHAREHOLDER MEETING

Q:
Why did I receive the proxy materials?

A:
We have made the proxy materials available to you over the internet or, in some cases, mailed you paper copies of these materials because the board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on Tuesday, April 15, 2014 and at any adjournments or postponements of this meeting.

Q:
What is a proxy?

A:
The board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a "proxy card" or a "voting instruction form" depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a "proxy card" is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a "voting instruction form" is the document used to instruct your broker (or other nominee) how they should vote. In this proxy statement, the term "proxy card" means both the voting instruction form and proxy card unless otherwise indicated.

Q:
Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

A:
The Securities and Exchange Commission's ("SEC") notice and access rule allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, on or before March 6, 2014 we sent to most of our shareholders by mail or e-mail a notice containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

  We provided some of our shareholders, including shareholders who have previously asked to receive paper copies of the proxy materials, shareholders who are participants in our benefit plans and shareholders holding more than 1,000 shares of common stock, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the notice or proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically, as described under "How can I receive my proxy materials electronically in the future?" below.

Q:
What does the Notice of Internet Availability of Proxy Materials look like?

A:
It will come in one of two forms. If you hold your shares in "street name" through a bank or broker, you will get a document titled "Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting" from Broadridge Financial Solutions. If you are a registered shareholder, you should have received a document titled "Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting" from our transfer agent, Computershare.

Q:
What are Umpqua shareholders being asked to vote on at the annual shareholder meeting?

A:
You will vote on:

•
Item 1:  The election of ten directors to serve until the next annual meeting of shareholders;

•
Item 2:  Auditor appointment ratifying (non-binding) the selection of Moss Adams LLP as the Company's independent registered public accounting firm for 2014; and

•
Item 3:  Approving an advisory (non-binding) resolution on the Company's executive compensation program ("say on pay" vote).

  The board of directors recommends that you vote "FOR" all of the nominees and "FOR" Items 2 and 3.

Q:
What do I need to do now?

A:
First, carefully read this document in its entirety. Then, vote your shares by following the instructions from your broker, if your shares are held in "street name" or by one of the following methods:

•
If you received these printed materials by mail, mark, sign, date and return your proxy card in the enclosed return envelope as soon as possible;

•
call the toll-free number on the proxy card and follow the directions provided;

•
go to the website listed on the proxy card and follow the instructions provided; or

•
attend the shareholder meeting and submit a properly executed proxy or ballot. If a broker holds your shares in "street name," you will need to get a legal proxy from your broker to vote in person at the meeting.

  Voting by phone or on the internet has the same effect as submitting a properly executed proxy card.

Q:
What are my choices when voting?

A:
When you cast your vote on:

•
Item 1: You may vote in favor of electing the nominees as directors or vote against one or more nominees or you may abstain from voting;

•
Item 2: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares; and

•
Item 3: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Q:
What if I abstain from voting?

A:
If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present.

Q:
Who is eligible to vote?

A:
Holders of record of Umpqua common stock at the close of business on February 7, 2014 are eligible to vote at Umpqua's annual meeting of shareholders. As of that date, there were

  112,204,903 shares of Umpqua common stock outstanding held by 4,310 holders of record, a number that does not include beneficial owners who hold shares in "street name".

Q:
How many shares are owned by Umpqua's directors and executive officers?

A:
On February 7, 2014, Umpqua's directors and executive officers beneficially owned 1,772,323 shares entitled to vote at the annual meeting, constituting approximately 1.580% of the total shares outstanding and entitled to vote at the meeting.

Q:
What if I hold shares of Umpqua common stock in the Umpqua Bank 401(k) and Profit Sharing Plan?

A:
You will be given the opportunity to instruct the trustee of the Umpqua Bank 401(k) and Profit Sharing Plan (the "401(k) Plan") and the Supplemental Retirement/Deferred Compensation Plan (the "NQ Plan") how to vote the shares that you hold in your account. To the extent that you do not timely give such instructions, the trustee will vote all unvoted shares held in the 401(k) Plan in proportion to the voted shares, and the trustee will vote the unvoted shares in the NQ Plan as recommended by the board of directors.

Q:
Can I change my vote after I have mailed my signed proxy card or voted by telephone or electronically?

A:
Yes. If you have not voted through your broker, you can do this by:

•
calling the toll-free number on the Notice and Access Card or proxy card not later than 11:59 p.m. Pacific Standard Time on the day before the meeting and following the directions provided;

•
going to the website listed on the Notice and Access Card or proxy card, following the instructions provided and submitting your change no later than 11:59 p.m. Pacific Standard Time on the day before the meeting;

•
submitting a properly executed proxy prior to the meeting bearing a later date than your previous proxy;

•
notifying Umpqua's corporate Secretary, in writing, of the revocation of your proxy before the meeting; or

•
voting in person at the meeting, but simply attending the meeting will not, in and of itself, revoke a proxy.

  If you voted through your broker, please contact your broker to change or revoke your vote.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

Q:
Can I attend the shareholder meeting even if I vote by proxy?

A:
Yes. All shareholders are welcome to attend and we encourage you to do so. Please carefully review the rules regarding admission to the annual meeting described below.

Q:
Why did I receive more than one Notice and Access Card or multiple proxy cards?

A:
You may receive multiple cards if you hold your shares in different ways (e.g. joint tenancy, in trust or in custodial accounts). You should vote each proxy that you receive.

Q:
How do you determine a quorum?

A:
Umpqua must have a quorum to conduct any business at the annual meeting. Shareholders holding at least a majority of the outstanding shares of Umpqua common stock as of the record date must attend the meeting in person or by proxy to have a quorum. Umpqua shareholders who attend the meeting or submit a proxy but abstain from voting on a given matter will have their shares counted as "present" for determining a quorum. Broker non-votes will also be counted as "present" for establishing a quorum.

Q:
What is a broker non-vote?

A:
Under New York Stock Exchange ("NYSE") Rule 452, brokers are entitled to vote shares held by them for their customers on matters deemed "routine" under applicable rules, even though the brokers have not received voting instructions from their customers. Although Umpqua is listed on the NASDAQ Global Select market, Rule 452 affects us since most of the common shares held in "street name" are held with NYSE member-brokers. The ratification of our independent auditor (Item 2) currently qualifies as a "routine" matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote on them. Your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions on that matter to your broker. The election of directors (Item 1) and the non-binding resolution to approve the Company's executive compensation program (Item 3-"say on pay") are deemed to be non-routine matters under Rule 452, so your broker may not vote on these matters in its discretion. Your broker, therefore, will need to return a proxy card without voting on these non-routine matters if you do not give voting instructions with respect to these matters. This is referred to as a "broker non-vote" or sometimes referred to as "uninstructed shares".

Q:
How do you count votes?

A:
Each common share is entitled to one vote. The named proxies will vote shares as instructed on the proxies. In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not cumulate votes. You may vote "For" or "Against" or "Abstain" from voting with respect to each director nominee and each of the other proposals. A representative of Computershare, our transfer agent, will count the votes and serve as our inspector of elections. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Proposal Number	Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non- Votes
1	Election of Directors	Votes cast "For" exceed "Against" votes (1)	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect
2	Ratification of Independent Auditor	Votes cast "For" exceed "Against" votes	No effect; not treated as a vote cast, except for quorum purposes	Yes	Not Applicable
3	Advisory vote on executive compensation ("Say on Pay")	Votes cast "For" exceed "Against" votes	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect
(1)
Proposal 1 requires a plurality of the votes cast to elect a director. The ten director positions to be filled at the annual meeting will be filled by the nominees who receive the highest number of votes. However, we have adopted a majority voting policy that requires any director who receives more "Against" votes than "For" votes to offer to resign from the board.

If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of each director nominee and in favor of Proposals 2 and 3.

Q:
Is my vote confidential?

A:
We maintain the confidentiality of the votes of individual shareholders. Ballots, proxy forms, and voting instructions returned to brokerage firms, banks, and other holders of record are kept confidential by those third parties. Only the proxy solicitor, the proxy tabulator, and the inspector of election have access to the ballots, proxy forms, and voting instructions. Our shareholder relations officer has online access to votes cast by registered shareholders, but does not access that information. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to assert or defend legal claims, to determine compliance with law or as otherwise required by law. If you write comments on your proxy card or ballot, or attach materials to your proxy card or ballot, management may learn how you voted in reviewing your comments and such information may not be kept confidential.

Q:
Who pays the cost of proxy solicitation?

A:
Umpqua pays the cost of soliciting proxies. We have hired AST-Phoenix Partners to solicit proxies for this meeting and we will pay their fees of $17,500 plus out of pocket costs. Proxies will be solicited by mail, telephone, facsimile, e-mail and personal contact. We may reimburse brokers and other nominee holders, for their expenses in sending proxy material and obtaining proxies. In addition to solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone, fax, e-mail or letter, without extra compensation.

Q:
How can I receive my proxy materials electronically in the future?

A:
Although you may request paper copies of the proxy materials, we would prefer to send proxy materials to shareholders electronically. Shareholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year's annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials electronically by e-mail in the future, follow the instructions described below or on the notice.

  If we sent you proxy materials by mail and you would like to sign up to receive these materials electronically in the future, please have your proxy card available and register using one of the following choices:

•	Record Holders	If you are the record holder of your shares, you may either go to www.envisionreports.com/umpq2014 and follow the instructions for requesting meeting materials or call 800-652-8683.
•	Street Name Holders
If you hold your shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

Q:
Are there any rules regarding admission to the annual meeting?

A:
Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

•
Your identity by reviewing a valid form of photo identification, such as a driver's license; and

•
You were, or are validly acting for, a shareholder of record on the record date by:

•
verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;

•
reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or your most recent plan statement, if you are a participant in one of the Company Plans; or

•
reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

  If you do not have a valid form of picture identification and proof that you owned, or are legally authorized to act for someone who owned, shares of our common stock on the record date, you will not be admitted to the meeting.

  At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, or your plan statement if you are a participant in one of the Company Plans, as your proof of ownership and any written proxy you present as the representative of a shareholder. We will decide whether the documentation you present for admission to the meeting meets the requirements described above. The annual meeting will begin at 6:00 p.m., Pacific Standard Time. Please allow ample time for the admission procedures described above.

Q:
Where do I get more information?

A:
If you have questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, you should contact one of the following:

Ky Fullerton
Vice President, Corporate Counsel and Assistant Secretary
Umpqua Holdings Corporation
Legal Department
One S.W. Columbia Street, Suite 1200
Portland, OR 97258
(503) 727-4295 (voice)
(503) 241-4152 (fax)
kyfullerton@umpquabank.com
Michelle Bressman
Vice President – Shareholder Relations Officer
Umpqua Holdings Corporation
Finance Department
20085 N.W. Tanasbourne Drive
Hillsboro, OR 97124
(503) 268-6675 (voice)
(503) 645-3636 (fax)
michellebressman@umpquabank.com
Principal Office: Umpqua Holdings Corporation Finance Department One S.W. Columbia Street, Suite 1200 Portland, OR 97258

Important Notice About the Availability of Proxy Materials for the Annual Meeting of Shareholders
to be held April 15, 2014:
This proxy statement and the Company's annual report to shareholders are available at:
www.umpquaholdingscorp.com

ANNUAL MEETING BUSINESS

Item 1.    Election of Directors

Umpqua's articles of incorporation and bylaws provide that directors are elected to serve a one-year term of office, expiring at the next annual meeting of shareholders. Our articles of incorporation establish the number of directors at between six and nineteen, with the exact number to be fixed from time to time by resolution of the board of directors. The number of directors is currently set at eleven. Effective at the annual meeting, Frank Whittaker, who has served on our board since 2009 and chose not to stand for reelection, will retire from the Company's board and the board of Umpqua Bank, the Company's wholly-owned subsidiary. At that time, the number of directors will be set at ten if there have been no other changes in board membership. See the section in Corporate Governance Overview titled Director Criteria and Nomination Procedures for a discussion of changes to board composition arising from the pending merger with Sterling Financial Corporation.

Directors are elected by a plurality of votes, which means that the nominees receiving the most votes will be elected, regardless of the number of votes each nominee receives. Shareholders are not entitled to cumulate votes in the election of directors. However, in an uncontested election, our majority voting policy requires that any nominee for director who receives a greater number of votes "against" his or her election than votes "for" such election shall promptly tender his or her resignation to the board chair following certification of the shareholder vote. In determining the votes cast for the election of a director, abstentions and broker non-votes are excluded. The Governance Committee (formerly known as the Risk and Governance Committee) of the board considers the offer of resignation and recommends to the board whether to accept it. The policy requires the board to act on the Governance Committee's recommendation within 90 days following the shareholder meeting. Board action on the matter requires the approval of a majority of the independent directors.

The board of directors has nominated the following directors, each of whom currently serves as a director of Umpqua and Umpqua Bank, for election to one-year terms that will expire at the 2015 annual meeting:

    Raymond P. Davis
    Peggy Y. Fowler
    Stephen M. Gambee
    James S. Greene
    Luis F. Machuca
    Laureen E. Seeger
    Dudley R. Slater
    Susan F. Stevens
    Hilliard C. Terry, III
    Bryan L. Timm

Each of the nominees was elected to serve on the board at the 2013 annual meeting. The individuals appointed as proxies intend to vote "FOR" the election of the nominees listed above. If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the board of directors may designate, upon the recommendation of the Governance Committee. Each nominee has agreed to serve on the board and we have no reason to believe any nominee will be unavailable.

The Governance Committee has oversight responsibility for recommending to the Board a slate of nominees to be presented to the shareholders for election to the board of directors at each annual or special meeting. The board's Statement of Governance Principles, available at www.umpquaholdingscorp.com, provides that directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders. On a collective basis, the board should have policymaking experience in the major business activities of the Company and its subsidiaries or in similar businesses and, to the extent practical, should be representative of the major markets in which the Company operates. In addition, we seek directors who are civic minded and whose activities provide valuable perspective on important social and economic issues relevant to our business and the communities where our customers and employees work and live.

Nominees

The age (as of March 1, 2014), business experience, and position of each of the directors currently serving is stated below. We also provide information about skills, qualifications and attributes of each director that led to the conclusion that he or she should serve on our board.

Raymond P. Davis

Raymond P. Davis, age 64, serves as director, President and Chief Executive Officer of Umpqua, positions he has held since the Company's formation in 1999. Mr. Davis has served as a director of Umpqua Bank since June 1994. He has served as Chief Executive Officer of Umpqua Bank from June 1994 to December 2000 and from November 2002 to the present. He has also served as President of Umpqua Bank from June 1994 to December 2000 and from March 2003 to the present.

Qualifications and Experience

Leadership: Extensive leadership, management and business operations experience as President and CEO of Umpqua and Umpqua Bank. Mr. Davis is the author of two books on leadership in business: Leading for Growth and Leading through Uncertainty.
Industry: More than 35 years experience in the financial services industry, including his positions as President and CEO of Umpqua and Umpqua Bank and as President of US Banking Alliance, a bank consulting firm.
 Finance: Expertise as Chief Financial Officer of Security Bank, Reno, Nevada.
 Civic: Board service with SOLV, an Oregon organization fostering environmental stewardship, and Founders Circle, plus service on the Big Brothers Big Sisters, Children's Council.
 Governance: Current member of the Umpqua Executive, Finance and Capital, and Enterprise Risk and Credit Committees.

Peggy Y. Fowler

Peggy Y. Fowler, age 62, was appointed to the board in April 2009. Ms. Fowler served as CEO and President of Portland General Electric ("PGE") (NYSE: POR) from April 2000 to December 31, 2008 and as Co-CEO from January 1, 2009 to March 1, 2009. She was chair of the board from May 2001 until January 2004. She served as President of PGE from 1998 until 2000 and is currently a director of Hawaiian Electric Industries (NYSE: HEI) and Hawaiian Electric Company.

Qualifications and Experience

Leadership: Strong leadership and business operations experience as President and CEO of PGE, director of Cambia Health Solutions, Inc., Chief Operating Officer of PGE's Distribution Operations, Senior Vice President of PGE's customer service and delivery and Vice President of PGE's power production and supply.

Industry: Banking industry experience as director of the Portland branch of the Federal Reserve Bank of San Francisco.
 Finance: Expertise serving as a committee member for several entities: Audit Committee for Hawaiian Electric Company, Finance Committee for PGE, Audit, Investment and Executive and Governance Committees for Cambia.
 Civic: Board service as a director for PGE Foundation and Mentor for International Women's Forum.
 Governance: Current Chair of Umpqua's Board of Directors and Chair of the Umpqua Executive and Governance Committees.

Stephen M. Gambee

Stephen M. Gambee, age 50, was appointed to the board in July 2005 and was elected in 2006. Since 1994 he has been the President and CEO and a shareholder of Rogue Valley Properties, Inc. and a Managing Member of Rogue Waste Systems, LLC, a family owned business providing waste disposal and environmental services in the Southern Oregon area. Prior to assuming the duties of the family businesses, Mr. Gambee was a real estate economist employed by Robert Charles Lesser & Co./Hobson & Associates as the Pacific Northwest Director of Consulting.

Qualifications and Experience

Leadership: Management, leadership, business operations and governmental relations experience as President and CEO of Rogue Valley Properties and Managing Member of Rogue Waste Systems, LLC, which are environmentally conscious waste management businesses.

Civic: Chair of the St. Mary's School Community Foundation. Chair of Jackson County Commission Economic Development Advisory Committee. Member of the Finance Committee, Asante Health System. Currently Vice-Chair (past Chair) of the Medford-Jackson County Chamber of Commerce. Mr. Gambee has also previously served as: Director and President of the Craterian Theater/Collier Center of the Performing Arts; Treasurer of YPO Oregon Evergreen Chapter; Director and Treasurer for Rogue Gallery and Art Center; and Director of the Jackson-Josephine County Boys and Girls Club.
 Governance: Current Chair of the Umpqua Enterprise Risk and Credit Committee and member of the Umpqua Executive, Audit and Compliance, and Governance Committees.

James S. Greene

James S. Greene, age 60, was appointed to the board in July 2012. Mr. Greene is currently a general partner of Frost Venture Partners, LLC, an investment and incubator vehicle for "big data" companies, a position he has held since November 2013. He was previously a Vice President with Cisco Systems, Inc. (NASDQ: CSCO) in its Global Advanced Services Organization, a position he held from February 2012 to September 2013. He joined Cisco in 2005 as Vice President and Global Head of their Financial Services Consulting Business. From there he served as leader of Cisco's global Strategic Partner Organization.

Qualifications and Experience

Leadership: Management consulting, business operations and information technology systems, solutions, sales and delivery. Senior executive roles at Accenture, CapGemini and Cisco Systems, Inc.

Industry: Global Financial Services. Global Information Communications Technology.
 Finance: Serving the global financial services industry for 32 years.
 Civic: Neighborhood association and board. Community sports teams.
 Governance: 10 year member of the board of Electronics For Imaging, Inc., a public company (NASDAQ: EFII), where he served on the board's Audit Committee, Governance and Nomination Committees. Current member of Umpqua's Finance and Capital and Compensation Committees. He has served on several private company boards and advisory boards.

Luis F. Machuca

Luis F. Machuca, age 56, was appointed to the board in January 2010. Since January 2002, he has been President and Chief Executive Officer of Kryptiq Corporation, a healthcare applications company that activates collaborative care.

Qualifications and Experience

Leadership: Business operations and innovation technology experience as President and CEO of Kryptiq Corporation as well as senior leadership roles at Intel Corp.; EVP of the NEC Computer Services Division of PB-NEC Corp. and President and COO of eFusion Corp.
Civic: Serves on the Cambia Health Solutions Board of Directors. He has served as director or trustee of the University of Portland Board of Regents, the Oregon Health & Science University Foundation Board of Trustees, the ENDfootwear Advisory Board, the Catholic Charities of Oregon Board of Directors, the Portland Metropolitan Family Services Board of Directors, the Jesuit High School Board of Trustees, the Lifeworks NW Board of Directors, and the Boy Scouts of America Cascade Pacific Council Executive Board.
 Governance: Chair of Umpqua's Compensation Committee and serves on the Umpqua Executive, Finance and Capital and Governance Committees.

Laureen E. Seeger

Laureen E. Seeger, age 52, was appointed to the board in July 2012. She currently serves as Executive Vice President, General Counsel and Chief Compliance Officer of McKesson Corporation, a global healthcare services and information technology company ranked 14 among the Fortune 500. She has held that position since 2006. She previously served as Senior Vice President and General Counsel of McKesson Corporation's Information Technology Business from 2000 to 2006, was a partner and technology practice group chair of the law firm of Morris, Manning & Martin LLP from 1992-2000, and was an attorney specializing in complex commercial litigation with the law firm of Jones Day Reavis & Pogue from 1986-1992.

Qualifications and Experience

Leadership: Ms. Seeger has extensive experience in risk and business management, compliance, leadership, governmental relations, corporate governance, litigation, and mergers and acquisitions. In her role at McKesson, she oversees McKesson's global governmental relations, regulatory, legal, privacy, compliance, records management and corporate secretarial programs and functions. She is a member of the company's Employee Benefits Management Committee, which oversees the company's employee health and benefit plans. For 14 years prior to joining McKesson, she successfully handled and tried complex commercial litigation matters throughout the

United States, including in the areas of intellectual property, securities, antitrust, banking, credit reporting, insurance, fraud, telecommunications, employment and technology performance.
 Civic: Ms. Seeger chaired the Board of the American Heart Association, Greater Bay Area Division from 2011-2013; serves as a member of the Board of Directors of the California Chamber of Commerce, and serves as a member of the Executive Committee of the Association of General Counsel. She has repeatedly been recognized by the San Francisco Business Times as one of the 100 Most Influential Women in Business in the San Francisco Bay Area.
Governance: Current Vice Chair of the Umpqua Audit and Compliance Committee and member of the Umpqua Enterprise Risk and Credit Committee.

Dudley R. Slater

Dudley R. Slater, age 56, was appointed to the board in August 2011. Mr. Slater currently serves as President of Direct Health Solutions, Cambia Health, a position he has held since 2013. He also serves as Vice Chair of the Board of Integra Telecom, Inc., a company he co-founded in 1996. Previously, Mr. Slater served as Chief Executive Officer of Integra from 1998 through 2011.

Qualifications and Experience

Leadership: Extensive executive leadership, operations management and entrepreneurial experience as founder and CEO of Integra Telecom, Inc., a company that owns and operates over 7,000 route miles of fiber optic network connecting eleven Western, Rocky Mountain and Upper Midwestern states that, together with a high capacity national data network, connects to numerous proprietary and public data centers and national peering locations. Mr. Slater managed the growth of this company from insignificance to national prominence (becoming one of the 10 largest U.S. landline telecommunications companies). Having founded and grown Integra Telecom to a company that employs over 2,000 employees Mr Slater brings significant experience in leadership, communications, organizational and operational process design, information technology, compensation and human resource management.

Industry: Extensive experience in regulated and competitive telecommunications services and executive/director experience in clinical trials, media and entertainment industries. Ernst & Young 2011 Entrepreneur of the Year in the Northwest.

Finance: As founder and Chief Executive Officer of Integra Telecom, Mr. Slater gained extensive experience in finance, including a variety of capital markets financings, treasury, accounting, cash management and growth financing responsibilities. Mr. Slater serves on the Budget, Compensation and Financial Services Committees at Umpqua and is a past member of the Finance Committee at Integra Telecom.

Civic: Appointed by Governor of Oregon to the Oregon Innovation Council as Chair of the Audit and Accountability Committee. Founded and led the Integra Telecom Federal PAC. Director of Orphans Overseas, Warm Springs Telecommunications Company, Portland State University School of Business Administration Advisory Board.

Governance: Director of Wide Open West, Inc. / WOW Internet and Cable (one of the largest cable companies in the United States); Past President and Chief Executive Officer, Western Institutional Review Board. Current Vice Chair of the Umpqua Compensation Committee and member of the Umpqua Finance and Capital Committee.

Susan F. Stevens

Susan F. Stevens, age 63, was appointed to the board in September 2012. She was a senior executive who retired as head of Corporate Banking for the Americas at J.P. Morgan Securities Inc. in 2011. She held that position from 2006 until 2011. Susan was at J.P. Morgan for 15 years. Prior to 2006, she was a Managing Director in Loan Syndications, where she was head of the Investment Grade Syndications group from 2001 to 2006. She was head of Capital Markets at Wells Fargo Bank from 1992 to1995. Susan was with Bank of America for 11 years before joining Wells Fargo. She is active in Golden Seeds, a New York based angel investment group focused on women entrepreneurs. She has a MS in Global Management from Thunderbird School of Global Management ('73) and a BS in Psychology from the University of Oregon ('72).

Qualifications and Experience Industry: Over 30 years in the banking industry with broad industry knowledge and experience in client management, capital markets and risk management.

Civic: Board of Trustees of Thunderbird School of Global Management, Glendale, AZ (on Executive Committee and Chair of Finance and Business Planning Committee) and The Neighborhood Coalition for Shelter, New York, NY (on Executive Committee and Treasurer).
Governance: Current Vice Chair of the Umpqua Enterprise Risk and Credit Committee and member of the Umpqua Audit and Compliance Committee.

Hilliard C. Terry, III

Hilliard C. Terry, III, age 44, was appointed to the board in January 2010. He serves as Executive Vice President and Chief Financial Officer of Textainer Group Holdings Limited (NYSE: TGH), an intermodal marine container management and leasing company. Before joining Textainer, he was Vice President and Treasurer of Agilent Technologies,  Inc. (NYSE: A), which he joined in 1999, prior to the company's initial public offering and spinoff from Hewlett-Packard Company ("HP"). Mr. Terry held positions in investor relations and/or investment banking with Kenetech Corporation, VeriFone, Inc. and Goldman Sachs & Co.

Qualifications and Experience

Leadership: Leadership and business management experience as a senior executive of Textainer Group Holdings Limited and his former position as an executive of Agilent Technologies, Inc.

Marketing: Extensive communications and marketing experience as the Head of Investor Relations and primary spokesperson to the investment community for Agilent Technologies, Inc. and Global Marketing Manager for VeriFone, Inc., an HP subsidiary.

Finance: Mr. Terry currently oversees the accounting, treasury, credit and collections, internal audit and risk management functions of Textainer. Previously he was responsible for Agilent's global treasury organization which included corporate cash management, corporate finance, customer financing, foreign exchange, pension assets and risk management. He was also a member of the company's Benefits Committee, which has fiduciary oversight for Agilent's employee benefit and retirement programs. He oversaw investments of a multi-billion dollar global corporate cash portfolio and defined benefit (pension) assets for the company.

Governance: Current Chair of Umpqua's Finance and Capital Committee and serves on the Compensation, Executive and Risk and Governance Committees.
 Civic: Board of Trustees, Oakland Museum of California (member of the Executive and Governance Committees).

Bryan L. Timm

Bryan L. Timm, age 50, was appointed to the board in December 2004. Since May 2008, Mr. Timm has been the Chief Operating Officer of Columbia Sportswear Company (NASDAQ: COLM) and he was named Executive Vice President in October 2008. Mr. Timm joined Columbia Sportswear in June 1997 as Corporate Controller, was named Chief Financial Officer in July 2002 and in 2003, was named Vice President, Chief Financial Officer and Treasurer.

Qualifications and Experience

Leadership: Senior leadership and business operations management experience at Columbia Sportswear, as a member of the College of Business and Economics Advisory Board for the University of Idaho and in 2012 as a member, and in 2013 as chair, of the Policyowners' Examining Committee at Northwestern Mutual Life Insurance Co.

Finance: Audit and Compliance Committee Chair at Umpqua. Over twenty years serving in financial positions of publicly held companies including CFO of Columbia Sportswear. In addition to his C-level positions with Columbia Sportswear Company, Mr. Timm worked in various accounting, internal audit, and financial positions at publicly held Oregon Steel Mills (NYSE: OS) from 1991 to 1997, rising to Divisional Controller for CF&I Steel, Oregon Steel Mills' largest division. From 1986 to 1991, he was an accountant with KPMG LLP. He is a CPA (inactive) in the state of Oregon.

Civic: Director of Doernbecher Children's Hospital Foundation.
 Governance: Current Vice Chair of the Umpqua Board of Directors, Chair of the Umpqua Audit and Compliance Committee and Vice Chair of the Umpqua Executive and Governance Committees.

Retiring Director
Frank R. J. Whittaker

Frank R. J. Whittaker, age 63, was elected to the board in April 2009. Mr. Whittaker is the former Vice President of Operations for The McClatchy Company (NYSE: MNI) a position he retired from on May 27, 2011. From 1985 to 1997, Mr. Whittaker was President and General Manager of McClatchy's flagship paper, The Sacramento Bee.

Director Independence

The board of directors has determined that all directors except Mr. Davis are "independent", as defined in the NASDAQ listing standards. In determining the independence of directors, the board considered the responses to Director and Officer Questionnaires that indicated no transactions with directors other than banking transactions with Umpqua Bank and arrangements under which Umpqua Bank purchases waste disposal services from a company affiliated with Mr. Gambee at standard, regulated rates, which in 2013 totaled less than $8,000. The board also considered the lack of any other reported transactions or arrangements; directors are required to report conflicts of interest and transactions with the Company pursuant to our Corporate Governance Principles and Code of Ethics, which can be found on our website www.umpquaholdingscorp.com. See the section below titled Related Party Transactions for additional information.

Board Recommendation

  The board of directors unanimously recommends a vote "FOR" the election of all nominees.

 Item 2.    Ratification (Non-Binding) of Auditor Appointment

The Audit and Compliance Committee has selected the independent registered public accounting firm of Moss Adams LLP ("Moss Adams"), the Company's independent auditors for the year ended December 31, 2013, to act in such capacity for the fiscal year ending December 31, 2014, and recommends that shareholders vote in favor of ratification of such appointment. There are no affiliations between the Company and Moss Adams, its partners, associates or employees, other than those which pertain to the engagement of Moss Adams in the previous year as independent auditors for the Company and for certain permitted consulting services. Moss Adams has served as the Company's independent auditor since 2005.

Shareholder approval of the selection of Moss Adams as our independent auditors is not required by law, by our bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit and Compliance Committee to be directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. The Committee will consider the results of the shareholder vote on this proposal and, in the event of a negative vote, will reconsider its selection of Moss Adams. However, the Audit and Compliance Committee is not bound by the shareholder vote.

Even if Moss Adams' appointment is ratified by the shareholders, the Audit and Compliance Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Moss Adams is expected to attend the annual meeting and that representative will have the opportunity to make a statement, if they desire to do so, and to answer appropriate questions.

Board Recommendation

  The board of directors unanimously recommends a vote "FOR" the ratification of Moss Adams as the Company's independent auditor.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moss Adams has audited our consolidated financial statements and internal controls over financial reporting for the years ended December 31, 2005 through 2013.

Independent Auditors' Fees

The following table shows the fees incurred for professional services provided by Moss Adams for 2013 and 2012:

($ in thousands)	2013	2012
Audit Fees (a)	$823	$755
Audit-Related Fees (b)	$90	$25
All Other Fees (c)	$15	$7
Tax Fees	—	—

Total Fees	$928	$787
(a)
"Audit Fees" include:

•
The integrated audit of the Company's annual consolidated financial statements and internal controls over financial reporting for the years-ended December 31, 2013 and 2012, respectively, including compliance with the FDIC Improvement Act and Loss Share Agreements.

•
Reviews of the Company's quarterly consolidated financial statements for the periods ended March 31, June 30, and September 30, 2013 and 2012, respectively.

•
Audit of the annual financial statements of Umpqua Investments, Inc., a wholly-owned subsidiary of the Company, for the years-ended December 31, 2013 and 2012, respectively.

•
HUD and GNMA Audits for December 31, 2013 and 2012.

•
Review of responses to SEC Comment Letters (2013 and 2012).

•
Consents for Registration Statements (Forms S-8 and S-4) (2013).

(b)
"Audit-Related Fees" represent billings for services provided during the 12 months ended December 31, 2013 and 2012, respectively, and includes:

•
Audit of the Umpqua Bank 401(k) and Profit Sharing Plan for the year ended December 31, 2012, audited during 2013; the plan year ended December 31, 2011, was audited in 2012.

•
Due diligence services related to acquisitions (2013).

(c)
"All Other Fees" represent all other billings for the 12 months ended December 31, 2013 and 2012, respectively, and includes:

•
MERS QC compliance report for 2013 and 2012, respectively.

  •
  Access to accounting research software (2012).

	2013	2012
Ratio of All Other Fees to Total Fees	1.62%	0.90%

The Audit and Compliance Committee discussed these services with the independent auditor and Company management and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by Moss Adams for the 2013 audit engagement were pre-approved by the Audit and Compliance Committee at its March 19, 2013 meeting, in accordance with the Committee's pre-approval policy and procedures. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the "Permitted Services") that the independent auditor may perform. The policy requires that a description of the services expected to be performed by the independent auditor in each of the Disclosure Categories be pre-approved annually by the Committee.

Services provided by the independent auditor during the following year that are included in the Permitted Services list were pre-approved following the policies and procedures of the Audit and Compliance Committee.

Any requests for audit, audit-related, tax, and other services not contemplated on the Permitted Services list must be submitted to the Audit and Compliance Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit and Compliance Committee. The Chair must update the Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit and Compliance Committee generally requests a range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services if:

  (i)
  The service is not an audit, review or other attest service; and

  (ii)
  The aggregate amount of all such services provided under this provision does not exceed $5,000 per project if approved by the Principal Financial Officer or Principal Accounting Officer or $50,000 per project if approved by the Chair of the Audit and Compliance Committee.

Audit and Compliance Committee Report

The Audit and Compliance Committee of the board of directors oversees the accounting, financial reporting and regulatory compliance processes of the Company, the audits of the Company's financial statements, the qualifications of the public accounting firm engaged as the Company's independent auditor and the performance of the Company's internal and independent auditors. The Committee's function is more fully described in its board approved charter, available on our website: www.umpquaholdingscorp.com. The Committee reviews that charter on an annual basis.

The board annually reviews the NASDAQ listing standards' definition of "independence" for audit committee members and applicable SEC rules related to audit committee member independence and has determined that each member of the Audit and Compliance Committee meets those standards.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management must adopt accounting and financial reporting principles, internal controls and procedures that are designed to ensure compliance with accounting standards, applicable laws and regulations.

The Audit and Compliance Committee met with management periodically during the year to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Committee discussed these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors. The Committee also discussed with the Company's senior management and independent auditors the process used for certifications by the Company's Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, which are required for certain of the Company's filings with the SEC.

The Audit and Compliance Committee is responsible for hiring and overseeing the performance of the Company's independent registered public accounting firm. The Company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and expressing an opinion on the effectiveness of the Company's internal control over financial reporting.

The Audit and Compliance Committee engaged Moss Adams as the Company's independent registered public accounting firm to perform the audit of the Company's financial statements for the period ending December 31, 2013. Moss Adams has been engaged in this capacity since August 2005, based on the Committee's review of Moss Adams's performance and independence from management. In accordance with NASDAQ Rule 5605, Moss Adams is registered as a public accounting firm with the Public Company Accounting Oversight Board.

The Audit and Compliance Committee reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2013 with management. The Committee also met separately with both management and Moss Adams to discuss and review those financial statements and reports prior to issuance. Management has represented, and Moss Adams has confirmed to the Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit and Compliance Committee received from and discussed with Moss Adams the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T. The Committee has received the written disclosure and the letter from Moss Adams required by applicable requirements of the PCAOB regarding independence and has discussed with Moss Adams the auditor's independence.

Based upon the review and discussions referred to above, the Audit and Compliance Committee recommended to the board of directors that the Company's audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted by the Audit and Compliance Committee:
Bryan L. Timm (Chair)
Stephen M. Gambee
Laureen E. Seeger (Vice Chair)
Susan F. Stevens
Frank R. J. Whittaker

 Item 3.    Advisory (Non-Binding) Resolution to Approve Executive Compensation

The board and management are committed to excellence in governance and recognize the interest our shareholders have expressed in the Company's executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as a "say on pay" proposal, gives shareholders the opportunity to endorse or not endorse our fiscal year 2013 executive compensation program and policies for the named executive officers. At the 2011 annual meeting, in accordance with the board's recommendation, our shareholders endorsed an annual say on pay vote. Our board determined that we will hold an annual advisory shareholder vote on executive compensation until the next "say on pay" frequency vote.

This vote is not intended to address any specific item of compensation, but rather to address the compensation paid to our named executive officers as disclosed in this proxy statement, which we believe reflects our overall compensation policies and procedures relating to the named executive officers. While your vote is advisory and will not be binding on the board, we strive to align our governance policies and practices with the interests of our long term shareholders. As it did last year, the board will take into account the outcome of the "say on pay" vote when considering future compensation plans.

Umpqua has several compensation governance programs in place, as described in this proxy, to align executive compensation with the long-term shareholder interests and to manage compensation risk, including:

  •
  An independent Compensation Committee that engages its own advisors and consultants;

  •
  Stock ownership guidelines and a stock retention or "hold to retirement" policy for executives;

  •
  Long-term performance-based equity incentive grants that are tied to total shareholder return;

  •
  A requirement that at least 50% of equity grants to executives be "performance-based" (for the past four years, 100% of the grants to our CEO have been performance-based);

  •
  Prohibition on re-pricing stock options;

  •
  No income tax gross-ups (other than occasional gross-ups for executive relocation expenses);

  •
  Annual incentive plans tied to Company operating earnings per share;

  •
  A compensation recoupment or clawback policy; and

  •
  Double-triggers with respect to change in control related benefits.

We are requesting your non-binding vote on the following resolution:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers as described in the Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and narrative disclosure."

Board Recommendation

  The board of directors unanimously recommends a vote "FOR" approval of the resolution approving compensation of named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this proxy statement.

Item 4.    Other Business

The board of directors knows of no other matters to be brought before the shareholders at the meeting. In the event other matters are properly presented for a vote at the meeting, the proxy holders will vote shares represented by proxies at their discretion in accordance with their judgment on such matters. At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements about Umpqua that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements may include statements regarding business strategies, management plans and objectives for future operations. All statements other than statements of historical fact are forward-looking statements. You can find many of these statements by looking for words such as "anticipates," "expects," "believes," "estimates" and "intends" and words or phrases of similar meaning. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Umpqua. Risks and uncertainties include, but are not limited to:

  •
  Competitive market pricing factors for compensation and benefits;

  •
  Changes in legal or regulatory requirements; and

  •
  The ability to recruit and retain certain key management and staff.

There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. For a more detailed discussion of some of the risk factors, see the section titled Risk Factors in Umpqua's 10-K and other filings with the SEC. Umpqua does not intend to update these forward-looking statements. You should consider any written or oral forward-looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

INFORMATION ABOUT EXECUTIVE OFFICERS

The age (as of March 1, 2014), business experience, and position of our executive officers other than Raymond P. Davis, about whom information is provided above, are as follows:

Barbara J. Baker, age 64, serves as Executive Vice President/Cultural Enhancement of Umpqua and Umpqua Bank, positions she has held since September 2002. Ms. Baker served as Oregon site executive for IBM's server division (formerly Sequent Computer Systems, Inc.), where she managed human resources services and programs as well as corporate communications and community relations. Prior to joining Sequent, Ms. Baker served as Vice President of Human Resources for First Interstate Bank (now Wells Fargo).

Ronald L. Farnsworth, age 43, serves as Executive Vice President/Chief Financial Officer of Umpqua and Umpqua Bank, a position he has held since January 2008 and Principal Financial Officer of Umpqua, a position he has held since May 2007. From March 2005 to May 2007, Mr. Farnsworth served as Umpqua's Principal Accounting Officer. From January 2002 to September 2004, Mr. Farnsworth served as Vice President – Finance of Umpqua. Mr. Farnsworth served as Chief Financial Officer of Independent Financial Network, Inc. ("IFN") and its subsidiary Security Bank from July 1998 to the time of IFN's acquisition by Umpqua in December 2001.

Kelly J. Johnson, age 52, serves as Executive Vice President/Wealth Management of Umpqua and Umpqua Bank, a position he has held since January 2009. From February 1994 until he joined Umpqua, Mr. Johnson was employed by RBC Wealth Management, a full service investment and financial services firm. Most recently, he was responsible for their Oregon, Central Washington, and

Reno, Nevada operations. Mr. Johnson has served in numerous management capacities related to the investment and securities industry since 1986. He has a B.S. and an M.B.A. from the Carlson School of Management at the University of Minnesota.

Neal T. McLaughlin, age 45, serves as Executive Vice President/Treasurer of Umpqua and Umpqua Bank, a position he has held since February 2005 and Principal Accounting Officer, a position he has held since May 2007. From 2002 until joining Umpqua, Mr. McLaughlin served as Senior Vice President and Chief Financial Officer of Albina Community Bancorp and before that he was Executive Vice President and Chief Financial Officer at Centennial Bancorp and Columbia Bancorp.

Cort L. O'Haver, age 51, serves as Senior Executive Vice President of Umpqua and Umpqua Bank, positions he has held since August 2013. From March 2010 to August 2013, he served as Executive Vice President/Commercial Banking of Umpqua and Umpqua Bank. From October 2006 until he joined Umpqua, Mr. O'Haver was employed by Mechanics Bank as Executive Vice President and Director of Coporate Banking. Prior to that time, he was a Senior Vice President in charge of the Real Estate Lending Division at U.S. Bank, with responsibility for California, Oregon and Washington.

Steven L. Philpott, age 62, serves as Executive Vice President/General Counsel of Umpqua and Umpqua Bank, positions he has held since November 2002. He has served as Corporate Secretary of Umpqua and Umpqua Bank since 2004. Mr. Philpott served as General Counsel for Centennial Bancorp from October 1995 until its merger with Umpqua in November 2002. Prior to that time, he was in private practice in Eugene, Oregon.

Mark P. Wardlow, age 57, serves as Executive Vice President/Chief Credit Officer of Umpqua and Umpqua Bank, a position he has held since February 2010. Mr. Wardlow served as Executive Vice President/Senior Credit Officer of Umpqua from 2007 to 2010. Prior to that time, he served as Executive Vice President/Chief Lending Officer for Umpqua's California region from 2004 to 2007. Since 2006, Mr. Wardlow has served on the board of the California Bankers Association. He has also served on the board of the Pacific Coast Banking School since 2010.

 SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth the shares of common stock beneficially owned as of February 7, 2014, the record date, by each director and each named executive officer, the directors and executive officers as a group and those persons known to beneficially own more than 5% of Umpqua's common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
*	Raymond P. Davis	681,174	(2,3)	**
	Steven L. Philpott	192,496	(2,4)	**
*	Ronald L. Farnsworth	137,088	(2,5)	**
*	Mark P. Wardlow	136,213	(6)	**
*	Cort L. O'Haver	126,021	(7)	**
*	Stephen M. Gambee	60,848		**
*	Frank R. J. Whittaker	51,788		**
*	Bryan L. Timm	48,417		**
*	Peggy Y. Fowler	33,549		**
*	Luis F. Machuca	22,093		**
*	Hilliard C. Terry III	14,951		**
*	Dudley R. Slater	13,275		**
*	Laureen E. Seeger	9,926		**
*	Susan F. Stevens	8,550		**
*	James S. Greene	6,069		**
*	All directors and executive officers as a group (18 persons)	1,772,323	(2-8)	1.58%
	Name and Address of Beneficial Owner
*	BlackRock, Inc.	12,211,910	(9)	10.9%
	40 East 52nd St., New York, NY 10022
*	Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	9,150,179	(10)	8.2%
*	Eaton Vance Management 2 International Place, Boston, MA 02110	8,960,352	(11)	8.0%
*	State Street Corporation State Street Financial Center One Lincoln Street, Boston, MA 02111	7,596,689	(12)	6.8%
*	The Vanguard Group-23-1945930 100 Vanguard Blvd., Malvern, PA 19355	7,459,860	(13)	6.7%

Notes:     *      No par value common stock.

    **
    Less than 1.0%.
    (1)
    Shares held directly with sole voting and investment power, unless otherwise indicated. Shares held in the Dividend Reinvestment Plan have been rounded down to the nearest whole share. Includes shares held indirectly in Director Deferred Compensation Plans, 401(k) Plans, Supplemental Retirement Plans, Deferred Compensation Plans and IRAs.
    (2)
    Includes shares held with or by his/her spouse.
    (3)
    Includes 225,000 shares covered by options exercisable within 60 days.
    (4)
    Includes 85,500 shares covered by options exercisable within 60 days.
    (5)
    Includes 12,500 shares covered by options exercisable within 60 days.
    (6)
    Includes 36,000 shares covered by options exercisable within 60 days.
    (7)
    Includes 25,000 shares covered by options exercisable within 60 days.
    (8)
    Includes 549,700 shares covered by options exercisable within 60 days.

    (9)
    This information is taken from a Schedule 13G/A filed January 10, 2014 with respect to holdings as of December 31, 2013.
    (10)
    This information is taken from a Schedule 13G/A filed February 10, 2014 with respect to holdings as of December 31, 2013. The reporting person reports that the shares are held by various investment companies, trusts and accounts and the reporting person disclaims beneficial ownership.
    (11)
    This information is taken from a Schedule 13G/A filed January 27, 2014 with respect to holdings as of December 31, 2013.
    (12)
    This information is taken from a Schedule 13G filed February 5, 2014 with respect to holdings as of December 31, 2013.
    (13)
    This information is taken from a Schedule 13G filed February 12, 2014 with respect to holdings as of December 31, 2013.

CORPORATE GOVERNANCE OVERVIEW

Our board of directors believes that its primary role as stewards of the Company is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The board has adopted and adheres to a Statement of Governance Principles, which the board and senior management believe represent sound governance practices and provide a framework to sustain our success and build long term value for our shareholders and stakeholders. We regularly review these governance principles and practices in light of Oregon law and applicable federal law, SEC and banking agency regulations, NASDAQ listing standards and best practices suggested by recognized governance authorities.

Statement of Governance Principles and Charters

Our Statement of Governance Principles and the charter of each of our board committees can be viewed on our website at www.umpquaholdingscorp.com. This Statement is also available in print to any shareholder who requests it. Each board committee operates under a board approved written charter.

Employee Code of Conduct/Code of Ethics for Financial Officers

The Company has adopted a code of conduct, referred to as the Business Ethics and Conflict of Interest Code. We require all employees to adhere to this Code in addressing legal and ethical issues that they encounter in the course of doing their work. This Code requires our employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company's best interest. All newly hired employees are required to certify that they have reviewed and understand this Code. In addition, each year all other employees are reminded of, and asked to affirmatively acknowledge, their obligation to follow this Code.

In addition, the Company has adopted a Code of Ethics for Financial Officers, which applies to our chief executive officer, our chief financial officer, our principal accounting officer, our treasurer and all other officers serving in a finance, accounting, tax or investor relations role. This code for financial officers supplements our Business Ethics and Conflict of Interest Code and is intended to promote honest and ethical conduct, full and accurate financial reporting and to maintain confidentiality of the Company's proprietary and customer information.

Our Business Ethics and Conflict of Interest Code and Code of Ethics for Financial Officers are available in the Corporate Governance section of our website, www.umpquaholdingscorp.com.

 Compliance and Ethics – Reporting and Training

Our employees may report confidential and anonymous complaints to an "ethics hotline" maintained by an independent vendor. These complaints may be made online or by calling a toll-free phone number. Complaints relating to financial matters are routed to our Chief Auditor, who reports those complaints, if any, directly to the chair of our Audit and Compliance Committee of the board. Other complaints, such as those dealing with employee issues, are routed to another appropriate executive manager for review. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of law or a violation of our Business Ethics and Conflict of Interest Code. The chair of our Audit and Compliance Committee provides an annual report to the committee on the complaints received via the hotline.

Our compliance program is an integral part of our operations and includes the following features:

  •
  Our Chief Compliance Officer oversees compliance with all customer-facing regulations at Umpqua Bank and Umpqua Investments, Inc. and reports to the Audit and Compliance Committee at each regular meeting.

  •
  All of our associates complete annual required training on ethics and the regulations that apply to their jobs.

  •
  Our Bank Secrecy Act Officer oversees our compliance with anti-money laundering and anti-terrorist financing regulations.

Director Criteria and Nomination Procedures

Our Statement of Governance Principles describes the qualifications that the Company looks for in its nominees to the board of directors. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our shareholders. The board will consider the policy-making experience of the candidate in the major business activities of the Company and its subsidiaries. The board will also consider whether the nominee is representative of the major markets in which the Company operates. Most importantly, the board's Governance Committee is looking for candidates who have a deep, genuine interest in Umpqua and its culture.

The Governance Committee considers skill sets that will add value to the current board and those that will be lost upon the departure of a director. Directors must be willing to devote sufficient time to effectively carry out their duties and responsibilities. Nominees should not serve on more than three boards of public companies in addition to the Company's board. The board's policy provides that no person shall be eligible for election or reelection as a director if that person will reach the age of 70 at the time of that person's election or reelection, provided that a director who reaches age 70 during his or her term, shall complete the term for which that director was elected.

The number of Company directors will increase to 13 if the Company's proposed merger with Sterling Financial Corporation ("Sterling") is consummated. Upon the closing of the merger, under the terms of the Agreement and Plan of Merger dated September 11, 2013, between the Company and Sterling, the Company's board will be comprised of eight of the Company's existing independent directors (as selected by the Company's existing board of directors), Mr. Davis, and up to four directors from Sterling's existing board of directors. Of the four Sterling directors, up to two directors may be designated by certain Sterling investors, with the remaining directors selected by Sterling's existing board of directors.

Shareholder Recommendations

A shareholder may recommend a candidate for nomination to the board and that recommendation will be reviewed and evaluated by the Governance Committee of our board. The Committee will use the same procedures and criteria for evaluating nominees recommended by shareholders as it does for nominees recommended by the Committee. Shareholder recommendations for board candidates should be submitted to the Company's corporate Secretary, Steven L. Philpott, P.O. Box 1560, Eugene, OR 97440. Shareholders may nominate board candidates only by following the procedures set forth in our bylaws.

In 2013, we received no recommendations of potential nominees or nominations of board candidates from our shareholders.

Changes in Nomination Procedures

There have been no material changes to the procedures by which shareholders may recommend nominees to our board of directors since our procedures were disclosed in the proxy statement for the 2013 annual meeting.

Shareholder Communications

Our directors are active in their respective communities and they receive comments, suggestions, recommendations and questions from shareholders, customers and other interested parties on an ongoing basis. Our directors are encouraged to share those questions, comments and concerns with other directors and with our CEO.

Communicating with Directors

Comments and questions may be directed to our board by submitting them in writing to the Company's corporate Secretary, Steven L. Philpott, P.O. Box 1560, Eugene, OR 97440. These comments or summaries of the comments will be communicated to the board at its next regular meeting. No communications of this type were received from shareholders in 2013.

  •
  Shareholders may also request information or submit questions and comments via our website at www.umpquaholdingscorp.com.

  •
  Governance documents, including our Statement of Governance Principles and Committee Charters are also available to shareholders on our website.

  •
  In addition, shareholders may request email notification of corporate events, the Company's SEC filings and press releases.

Director Attendance at Annual Meetings

The Company conducts the annual meeting in Portland, Oregon on the day before a scheduled regular meeting of the board. The board expects all nominated directors to attend the annual meeting. All of the directors nominated for election at the 2014 meeting attended the 2013 meeting.

Annual Board Evaluations

Each year, our board evaluates the performance of its committees and its members. This evaluation process occurs in two stages. Each board member answers a questionnaire designed to rate, on a scale of one to five, the performance of each board committee on which that director serves, with respect to a number of components relevant to that committee's functions. The answers and comments are compiled anonymously and reviewed by the respective committee, as a whole, and reported to the full board. The Governance Committee then reviews those results and recommends changes in committee structure, membership and function to the full board. The Governance Committee's practice is to rotate directors through the various board committees to broaden their exposure to the Company's operations and to take advantage of each director's skill set.

In addition, each board member fills out a confidential self evaluation of his or her own performance, which is delivered to the board chair. The board chair then solicits input from the Governance Committee (which is comprised of the committee chairs) with respect to the board member's performance and reviews that information with the board member. The Governance Committee considers this information when recommending a slate of candidates to be nominated by the full board and in making committee membership decisions.

Succession Planning

Succession planning for the CEO and other named executive officer positions is one of the board's most important duties. Each year, the CEO presents his succession plan to the full board. This plan describes the process by which the executive management of the Company will continue if and when the current CEO is unable to serve, the process for selecting the CEO's successor, if necessary, and the process for selecting and naming a successor during the period leading up to the announcement of the CEO's retirement. At least annually, the CEO reviews with the Governance Committee up to three internal candidates who should be considered to replace him and his recommendation as to which, if any, internal candidate should be considered to replace him in the event he cannot serve. Under the current plan, any internal candidate selected on an interim basis will have the opportunity to compete for the position with other candidates that come forward in an internal and external search. Each of the other named executive officers has a written succession plan that is reviewed with the CEO annually.

Meetings and Committees of the Board of Directors

The board of directors met nine times during 2013, including a three-day strategic planning retreat and five special meetings. At the retreat, the board and executive management focused on how to best sustain and enhance shareholder value, the Company's growth strategy and financial performance while maintaining Umpqua's unique culture and commitment to community banking. At the 2013 retreat, much of the discussion centered on planning for the integration of Sterling and Umpqua, post-merger capital and stress-testing. All board committees have regularly scheduled meetings and meet at least quarterly. Board committee chairs call for additional regular and special meetings of their committees, as they deem appropriate. In 2013, each director attended at least 75% of the meetings of the board and the committees on which the director served.

The board and each of our board committees regularly meet in executive session in which only independent directors are present. Our CEO, who sits on the board and on four board committees, attends some executive sessions in which only he and independent directors are present.

As of December 31, 2013, the board of directors had seven active board committees: the Audit and Compliance Committee, the Budget Committee, the Compensation Committee, the Executive Committee, the Financial Services Committee, the Loan and Investment Committee, and the Risk and Governance Committee. Effective January 1, 2014, certain changes were made to our committee structure as discussed more fully below.

Peggy Fowler serves as Chair of the boards of Umpqua and Umpqua Bank, positions she has held since April 2012. Our governance policy provides that the board Chair will be someone who is not a current employee of the Company or any of its subsidiaries. We have maintained that separation of function because it promotes a degree of board independence and has worked well for us over a long period.

The table below shows membership information for each board committee as of December 31, 2013:

C – Chair            V – Vice Chair            • – Member

	Audit and Compliance	Budget	Compensation	Financial Services	Loan and Investment	Executive	Risk and Governance
Ray Davis		•		•	•	•
Peggy Fowler						C	C
Stephen Gambee	•				C	•	•
Jim Greene		•	•	C		•	•
Luis Machuca		C	C	•		•	•
Laureen Seeger	V				•
Dudley Slater		•	V	•
Susan Stevens	•				•
Hilliard Terry		V	•		V
Bryan Timm	C	•	•			V	V
Frank Whittaker	•			V

Audit and Compliance Committee

The board of directors has a standing Audit and Compliance Committee that meets with our independent registered public accounting firm to plan for and review the annual audit reports. The Committee meets at least four times per year and is responsible for overseeing our internal controls and the financial reporting process. Each member of the Committee is independent, as independence is defined under NASDAQ Rule 5605(a)(2).

The board of directors has adopted an Audit and Compliance Committee Charter, a copy of which is available on our website in the Corporate Governance section at www.umpquaholdingscorp.com. The charter provides that only independent directors may serve on the Audit and Compliance Committee. The charter further provides that at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The board of directors has determined that the Committee Chair, Bryan L. Timm, meets the SEC criteria for an "audit committee financial expert."

The board of directors believes that each of the current members of the Audit and Compliance Committee has education and/or employment experience that provides them with appropriate financial sophistication to serve on the Committee. In 2013, the Audit and Compliance Committee met seven times. In addition to these full meetings, the Committee reviews and approves for issuance or filing the Company's earnings releases and periodic reports to be filed with the SEC and it usually meets by telephone conference to discuss those documents.

Budget Committee

In 2013, the Budget Committee reviewed and oversaw our budgeting process, including the annual operating and capital expenditure budgets. The Committee also oversaw dividend planning and our stock repurchase programs. In 2013, the Budget Committee met five times. Beginning in 2014, the newly formed Finance and Capital Committee of the board of directors will assume oversight of the matters previously handled by the Budget Committee and will also be responsible for oversight of insurance, investments, and all aspects of financial risk management and financial performance.

Compensation Committee

See Roles and Responsibilities of the Compensation Committee in Section 3 of the Compensation Discussion and Analysis.

Executive Committee

The Executive Committee may, subject to limitations in our Bylaws and under Oregon law, exercise all authority of the full board when the full board is not in session. The Committee is responsible for the review and oversight of the Company's strategic planning process and consideration of the Company's merger and acquisition opportunities. The Committee is comprised of the chair of the board, the chair of each board committee and Umpqua's CEO. The Committee meets at least quarterly. In 2013, the Executive Committee met four times.

Financial Services Committee

In 2013, the Financial Services Committee reviewed and oversaw the operations of Umpqua Investments, Inc. and Umpqua Bank's Wealth Management Division. The Committee also served as Umpqua Investments' board of directors. In 2013 the Committee met four times. The board of directors voted to dissolve the Financial Services Committee at its December 2013, meeting. Beginning in 2014, the newly formed Finance and Capital Committee of the board of directors will oversee the activities of Umpqua Investments, Inc. and the bank's Wealth Management Division.

Loan and Investment Committee

In 2013, the Loan and Investment Committee approved certain loans, approved charge-offs to the loan loss reserve, set loan, investment and liquidity policies and monitored compliance with those policies and oversaw Umpqua's loan and investment portfolios. The Loan and Investment Committee met five times in 2013. In addition to these full meetings, the Committee from time to time reviews and approves extensions of credit to large relationships and it usually meets by telephone conference to discuss those matters. Beginning in 2014, this Committee will be renamed the Enterprise Risk and Credit Committee and will continue oversight of the same activities of the former Loan and Investment Committee, and, in addition, will oversee the Company's enterprise risk management program.

Risk and Governance Committee

The Risk and Governance Committee proposes nominees for appointment or election to the board of directors and conducts searches to fill the positions of President and CEO. The Committee also oversees the Company's corporate governance processes and board structure and previously had oversight of our enterprise risk management program. The Committee is comprised of the independent chair of the board and the chair of each board committee. All of the directors serving on the Risk and Governance Committee are independent, as defined in the NASDAQ listing standards. The Risk and Governance Committee meets at least quarterly and in 2013 the Committee met four times. Beginning in 2014, this Committee will be known as the Governance Committee and its enterprise risk oversight functions were transferred to the Enterprise Risk and Credit Committee.

The Board's Role in Enterprise Risk Oversight

Prior to 2014, the board of directors delegated responsibility for overseeing risk management for the Company to the former Risk and Governance Committee. On a quarterly basis, the Company's Chief Auditor/Risk Manager provides a comprehensive risk report to the members of the Committee. While the Committee has primary responsibility for overseeing risk management, our other board committees and the entire board of directors are actively involved in overseeing risk management for the Company.

Additionally, at least four times per year, the full board receives a report from the Chief Auditor/Risk Manager covering the most significant issues the Company is facing.

The board also engages in regular discussions with the Chief Auditor/Risk Manager, CEO, CFO, Chief Credit Officer, General Counsel, Chief Compliance Officer, BSA Officer and other Company officers as the board may deem appropriate related to risk management. In addition, each board committee has been assigned oversight responsibility for specific areas of risk and risk management is an agenda topic at all regular committee meetings. The committees consider risks within their areas of responsibility, for example the Compensation Committee considers risks that may result from changes in compensation programs, and the Loan and Investment Committee focuses on risk related to credit and interest rates, among others. The Chief Auditor/Risk Manager reports directly to the Audit and Compliance Committee and indirectly reports to the CEO for administrative purposes.

Corporate Responsibility

Umpqua's commitment to corporate responsibility is a central part of our operating philosophy and our culture. We believe we have an obligation to support the communities we serve by balancing the needs of our shareholders, associates, customers and communities – and this informs all aspects of our Company. These values are demonstrated daily at all levels in our business practices as well as through active community outreach and engagement. Community initiatives include associate engagement, meaningful philanthropy, access to leadership, customer-centered marketing and sustainable business practices.

Associate engagement

  •
  Umpqua Bank's Connect Volunteer NetworkTM has become one of the nation's leading volunteer programs, providing associates with paid time-off each year to serve at youth-focused organizations, schools and community development programs. In 2013, we achieved 82 percent participation with 1,951 associates volunteering 43,345 hours to more than 1,690 community organizations and schools across the Company's four-state footprint.

Meaningful philanthropy

  •
  Our associate-driven decision-making process for charitable giving ensures community need is assessed locally and met with the most appropriate solutions. We invest in the areas of youth development and education, community development and the arts.

  •
  In 2013, we continued to expand our "Learn to Earn" program with new mobile and tablet applications. We are particularly excited about our new Savings Planner application that allows children and families to set savings priorities and goals and monitor progress together.

Access

  •
  The Company's leadership team is accessible to all associates, customers and the public. Annual town halls are held every year in each market, as well as public forums to create opportunities for open dialogue.

Customer-centered communication

  •
  The needs of our customers and communities are integrated into our business and marketing practices.

  •
  The Company also continued to create opportunities to engage community members to "give back." For example, our "Good Project" initiative prompted our communities to pledge more than 5,000 good deeds to others, for which we made $50,000 in grants to nonprofit organizations and schools recommended by community members.

Sustainable business practices

  •
  We have made sustainability a focus of our daily operations. Our Umpqua sustainability team educates our associates and comes up with ideas that affect the entire Company. We know sustainability is a constant work in progress and we're proud to be on that journey. Examples include:

  •
  During 2011-2013, we reduced overall paper consumption by an estimated 30%.

  •
  We continue to provide 100% mass transit reimbursement for all associates.

  •
  Our fleet vehicle purchasing standards continue to result in significant utilization of hybrid models.

  •
  Our model for retail bank stores provides for smaller square footages, digital technology to facilitate electronic information sharing and 100% organic fair-trade coffee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon our review of (i) Forms 3, 4 and 5 that we filed on behalf of directors and executive officers, or received from them with respect to the fiscal year ended December 31, 2013, and (ii) their written representations (if applicable) that no Form 5 is required, we believe that all reporting persons made all Section 16 filings required under the Securities Exchange Act of 1934 with respect to the 2013 fiscal year on a timely basis.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

If any shareholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the 2015 annual meeting of shareholders, the proposal must be in proper form under SEC Regulation 14A, Rule 14a-8, Shareholder Proposals, and received by the Secretary of the Company on or before November 3, 2014. Shareholder proposals to be presented at the 2015 annual meeting of shareholders, which are not to be included in the Company's proxy materials, must be received by the Company no later than December 3, 2014, in accordance with the Company's bylaws. A copy of our bylaws may be obtained from the Corporate Secretary.

RELATED PARTY TRANSACTIONS

Transactions with Related Persons/Approval Process.    We have a formal process with respect to the review and approval of loans extended by Umpqua Bank to related persons, as described below. In accordance with our written procedures for the review of transactions with related persons and NASDAQ Rule 5605, all other transactions with related persons must be approved by disinterested members of the board's Audit and Compliance Committee after a review of (i) the related person's relationship to the Company; (ii) the proposed aggregate value of such transaction; (iii) the approximate dollar value of the transaction to the related person, (iv) the benefits to the Company of the proposed transaction and the availability and price of comparable products or services; (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and (vi) management's recommendation.

Loans to Directors and Officers

Umpqua Holdings Corporation does not extend loans or credit to any officers or directors. However, many of our directors and officers, their immediate family members and businesses with which they are associated, borrow from and have deposits with Umpqua Bank. All such loans are made in the ordinary course of Umpqua Bank's business, and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, Umpqua Bank. These loans did not and do not involve more than the normal risk of collection or present other unfavorable features to Umpqua Bank.

Loans by the bank to directors and designated executive officers are governed by Regulation O, 12 CFR Part 215. Under the bank's procedures, the Chief Credit Officer can approve individual credits subject to Regulation O up to a total credit exposure of $500,000 and report those loans to the Enterprise Risk and Credit Committee (formerly the Loan and Investment Committee). All Regulation O credits must be made on non-preferential terms, and all Regulation O credits with a total credit exposure in excess of $500,000 must be approved by the Committee, with the number of affirmative votes representing at least a majority of the board of directors. The bank also requires Regulation O applicants to submit a detailed a financial statement at the time of application. Regulation O limits loans to an executive officer, including all loans personally guaranteed by the officer, to $100,000, unless the loan is (a) made to finance the purchase, construction, or improvement of the officer's primary or secondary residence and is secured by a first lien on such residence, (b) made to finance the education of the officer's children, or (c) fully secured by a deposit account, U.S. Treasury bonds, or certain U.S. government guarantees. All of our named executive officers are designated as executive officers of Umpqua Bank under Regulation O. In no case may the total loans to any designated executive officer exceed 5% of the bank's capital absent the approval of a majority of the Company's disinterested directors. Each extension of credit to a designated executive officer must contain a written demand clause stating that the extension of credit will, at the option of the bank, become due and payable at any time the officer is indebted to any other bank or banks in an aggregate amount greater than the amount specified for a category of credit in paragraph 215.5(c) of Regulation O.

As of December 31, 2013, the sum of committed but undisbursed funds plus the outstanding balances of all loans to Regulation O executive officers, directors, principal shareholders and their businesses was $29,314,604, which represented approximately 1.24% of our consolidated shareholders' equity at that date. All such loans are currently in good standing and are being paid in accordance with their terms.

DIRECTOR COMPENSATION

The Compensation Committee annually reviews its director compensation policy and in January 2014, the Committee affirmed the following statement of philosophy with regard to director compensation:

Umpqua's director compensation is designed to align the board of directors with its shareholders, and to attract, motivate, and retain high performing members critical to our Company's success. Our director compensation philosophy is simple: we pay our directors a competitive rate when compared to similar sized and performing financial services organizations.

  •
  Objectives – Umpqua Bank is committed to providing competitive compensation to our directors. Within that context, our prime objectives are to:

  •
  Attract and retain highly qualified people that portray our Company culture and values.

  •
  Ensure the creation of value for our shareholders.

  •
  Align the interests of our directors, executives, and employees.

  •
  Conform to the highest levels of fairness, ethics, transparency, and sound governance practice.

  •
  Director Compensation – On a regular basis the board will engage a third party professional to perform an evaluation to ensure director compensation is fair and competitive. Any change to director compensation is first reviewed by the Compensation Committee of the board prior to full board approval. Currently, it is the Company's policy for director compensation to be paid in Company stock, which may be taken as deferred compensation; provided, however, that a director may elect to receive up to 30% of his or her compensation in cash.

The Compensation Committee is charged with reviewing director compensation and recommending changes to the full board. The board of directors has adopted a Director Compensation Plan that sets forth the terms and manner in which non-employee directors will be compensated for their service on the board of directors and committees of Umpqua and its subsidiaries.

At least 70% of director fees are payable in shares of Umpqua Holdings Corporation common stock, purchased periodically on the open market by a brokerage firm for the account of each director, with funds provided by the Company. The shares are purchased under a trading plan that complies with Rule 10b5-1(c)(2) of the Securities Exchange Act of 1934.

Under the plan, director fees are paid monthly, in arrears, after review of attendance records. Directors can attend committee meetings by teleconference, but they are strongly encouraged to attend all regular board meetings in person. The plan also reiterates the directors' obligations under applicable securities laws and Umpqua's Insider Trading Policy, and obligates the directors, if requested to do so, to execute a lockup agreement in the event of a firm commitment for an underwritten public offering of our securities.

Umpqua also provides a nonqualified deferred compensation plan to its non-employee directors. Under this plan, each director may annually elect to place all or part of his or her director compensation for the coming year into the deferred plan. Under the plan, a director may choose to have distributions from the plan in a lump sum or in annual installments over three, five or ten year periods following the date that the director leaves the board. Umpqua pays director compensation in shares of its common stock and the shares are held by a trustee. The dividends paid on those shares are credited to the director's account, but no interest or other compensation is paid by the Company with respect to the deferred account.

Beginning April 2013, as part of annual director compensation, the Company issued restricted stock awards (the "Director RSAs") with a value of approximately $15,000 at the time of the grant to all non-employee directors. These grants cliff-vest on the day before the next annual meeting of shareholders provided that the director is still serving on the board. The Director RSAs were in addition to the standard director retainers and meeting compensation specified in the schedule below.

The Compensation Committee's practice is to engage an outside consultant at least once every three years to review director compensation paid by a peer group of companies to ensure that the compensation we pay to our directors is competitive given Company performance, board performance and our community bank philosophy. In 2012, the Committee completed such a review and made recommendations to the board, which adopted changes to the director fee schedule effective January 1, 2013, including the Director RSAs. The changes are designed to bring board compensation close to the median for the peer group. The peer group selected for director compensation is the same as the peer group reviewed for executive compensation benchmarking. See sections titled Role of the Compensation Consultant/Evaluation of Independence and 2013 Base Salary and Annual Incentive Targets for Named Executive Officers.

The schedule of fees that was in effect for all of 2013 is set forth in the following table:

Schedule of Directors' Fees

	Quarterly Retainer (1)	Committee Meeting Participation (2)(3)
Board Chair	$25,000	$1,000
Audit and Compliance Chair	$15,750	$1,000
Other Committee Chairs	$14,500	$1,000
Participating Director	$12,500	$1,000
(1)
Each director serves on the board of Umpqua Holdings Corporation and Umpqua Bank but receives only one quarterly retainer.
(2)
A $250 committee participation fee is paid for conference calls of the Audit and Compliance Committee at which a quorum is present to review earnings releases or periodic reports filed with the SEC.
(3)
A $250 committee participation fee is paid for conference calls of the Loan and Investment Committee at which a quorum is present to review credits or charge-offs.

Director Compensation

The following table summarizes the compensation paid by the Company to non-employee directors for the year ending December 31, 2013. Although each director ultimately receives at least 70% of his or her fees in Umpqua stock, this table shows the cash paid directly to the director or contributed by the Company to the Director Compensation Plan to purchase that stock on the open market. The table also reflects the Director RSAs awarded to each member of the board in April 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a) (1)	(b) (2)	(c) (3)	(d)	(e)	(f)	(g)	(h)
Peggy Fowler	$110,000	$15,000	—	—	—	—	$125,000
Stephen Gambee	$82,500	$15,000	—	—	—	—	$97,500
James Greene	$72,250	$15,000	—	—	—	—	$87,250
William Lansing (4)	$23,750	—	—	—	—	—	$23,750
Luis Machuca	$76,250	$15,000	—	—	—	—	$91,250
Diane Miller (4)	$31,167	—	—	—	—	—	$31,167
Laureen Seeger	$73,250	$15,000	—	—	—	—	$88,250
Dudley Slater	$64,250	$15,000	—	—	—	—	$79,250
Susan Stevens	$74,500	$15,000	—	—	—	—	$89,500
Hilliard Terry III	$69,250	$15,000	—	—	—	—	$84,250
Bryan Timm	$88,750	$15,000	—	—	—	—	$103,750
Frank Whittaker	$67,250	$15,000	—	—	—	—	$82,250
(1)
Director Davis is omitted from this table because as a named executive officer, he receives no separate compensation for service as a director, and his compensation is fully reflected in the Summary Compensation Table.
(2)
Amounts in column (b) are earned in cash and paid in Umpqua stock except that in 2013, Directors Fowler, Greene, Terry and Whittaker elected to receive 30% of their compensation in cash and the remaining 70% in Umpqua stock.

(3)
Amounts in column (c) are the value of a restricted stock grant issued under the 2013 Plan that vests on the day before the 2014 annual meeting of shareholders if the director is then serving on the board, subject to prorated vesting in the event of death, change in control or resignation in connection with an acquisition.
(4)
Directors Lansing and Miller retired from the board of directors when their terms expired at the 2013 annual meeting.

The following table shows what each director earned for each component of non-equity compensation:

Name	Retainer	Committee Participation	Total
Fowler	$100,000	$10,000	$110,000
Gambee	$58,000	$24,500	$82,500
Greene	$54,000	$18,250	$72,250
Lansing	$14,500	$9,250	$23,750
Machuca	$58,000	$18,250	$76,250
Miller	$16,667	$14,500	$31,167
Seeger	$50,000	$23,250	$73,250
Slater	$50,000	$14,250	$64,250
Stevens	$50,000	$24,500	$74,500
Terry	$50,000	$19,250	$69,250
Timm	$63,000	$25,750	$88,750
Whittaker	$50,000	$17,250	$67,250

We invite the spouses of our directors and executive officers to attend our annual multi-day strategic planning session. We believe this event provides a valuable opportunity for our directors to strengthen relationships with senior executives, enhance leadership development and advance our business objectives. The participation of spouses in the meals and social functions at the planning session is a positive contributor to the process. The Company pays the spouses' travel expenses, meals and activities that may be considered to provide a personal benefit in connection with this event. In 2013, these payments did not exceed $16,400 in the aggregate and are not separately disclosed.

Expenses associated with attending meetings, such as travel costs and meals, are considered integrally and directly related to the performance of the directors' duties. Such expenses are not considered to be personal benefits or perquisites and are not separately disclosed.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our executive compensation program is designed to support Umpqua's vision and mission to:

  •
  Create a unique and memorable banking environment in which our customers perceive the Company as an indispensable partner in achieving their financial goals;

  •
  Enable our shareholders to achieve the exceptional rewards of ownership;

  •
  Provide opportunities for our people to achieve unparalleled personal and professional success; and

  •
  Assure that our communities benefit from our involvement and investment in their future.

You should read this section of the proxy statement in conjunction with the advisory vote that we are conducting on the compensation of our named executive officers (see Item 3 – Advisory (Non-Binding) Resolution to Approve Executive Compensation). This Compensation Discussion and Analysis ("CD&A") contains information that is important to your voting decision.

Our CD&A is organized into four sections.

  Section 1 – Executive Summary

  Section 2 – Performance and Pay

  Section 3 – Compensation Process and Decisions for 2013

Section 4 – Other Compensation Information

Section 1 – Executive Summary
1.
Beginning in 2011 and continuing throughout 2013, we took a number of actions to further align our executive compensation program with creating long-term value for shareholders. Those steps met with shareholder approval and our say on pay resolution at the 2013 meeting received a favorable vote from more than 97% of the shares present.

2.
Our annual incentive plans for all executive officers included a "circuit breaker" such that if operating earnings per share ("OEPS") fell below $0.63 per share, no annual incentive would be paid to the named executive officers.

3.
For our named executive officers other than the CEO, long term equity incentive awards were allocated 60% to performance vested awards and 40% to time vested awards, to balance performance with retention.

4.
CEO pay continues to be aligned with shareholder return. All long term equity incentive awards made to our CEO during 2013 were performance vested awards.

5.
For the year ended December 31, 2013, our total shareholder return was 67.43%, compared with the KRX regional banking index total return of 46.85% for that same period.

6.
Our 2013 Incentive Plan was approved by over 95% of the shares present at the 2013 annual meeting of shareholders. Among other things, the 2013 Plan gives the Compensation Committee the ability to require that dividends on unvested RSAs vest at the same time as the related RSAs and to impose more performance-based conditions on equity awards.

7.
Company policy continues to prohibit purely personal use of the Company's leased aircraft.

8.
We continue to avoid executive compensation arrangements that provide for tax gross-ups (other than for occasional executive relocation expenses), and we require double-triggers in all change in control benefits.

9.
We continue to avoid incentive plans that promote excessive risk-taking that could harm the Company's value.

Financial Highlights:

In 2013, the Company accomplished the following:

  •
  Full year 2013 operating earnings of $0.94 per diluted share, a 1% increase over 2012;

  •
  Organic non-covered loan and lease growth was a robust $423 million, or 6%, and total non-covered loan commitments increased $529 million;

  •
  Commercial banking loan production of $1.46 billion;

  •
  Provision for non-covered loan losses declined 23% year-over-year to $16.8 million;

  •
  Net non-covered charge-offs declined 42% year-over-year to $16.9 million;

  •
  Non-covered non-performing assets declined 35%, to 0.49% of total assets;

  •
  Mortgage banking revenue of $78.9 million on closed loan volume of $1.9 billion;

  •
  Adjusted net interest margin of 3.89%, which represents an increase of 3 basis points over 2012;

  •
  Total risk-based capital of 14.61% and a Tier 1 common risk weighted ratio of 10.95% (both estimated as of December 31, 2013); and

  •
  Increased declared dividends of $0.60 per share in 2013, up from $0.34 per share in 2012.

Other 2013 Umpqua Bank Highlights:

  •
  Strategic Expansion:

  •
  The Company announced a proposed merger with Sterling Financial Corporation ("Sterling"), parent company of Sterling Savings Bank, which is subject to regulatory and shareholder approvals and is anticipated to close in the first half of 2014. Upon completion of the merger, Umpqua Bank will be the West Coast's largest community bank, with assets of approximately $22 billion. The Company expects the anticipated merger to be 12% accretive to 2015 operating earnings per share with 100% of synergies phased in.

  •
  Completed the acquisition of Financial Pacific Leasing, Inc. ("FinPac"), a leader in the leasing of essential commercial equipment to small businesses throughout the United States and Canada, which added $11.2 million to the Company's operating earnings and was 12% accretive to the Company's operating earnings per share for 2013.

  •
  Opened new flagship stores in San Francisco and San Jose, California.

  •
  Added a new Agriculture and Commercial Banking Center in Templeton, California.

  •
  Expansion of Umpqua Private Bank into the San Francisco Bay, California, and Puget Sound, Washington, markets.

  •
  Community Impact:

  •
  During 2013, 1,951 Umpqua Bank associates volunteered more than 43,000 hours to 1,690 nonprofit organizations through Umpqua Bank's Connect Volunteer Network, a program that offers bank associates up to 40 hours of paid time off each calendar year to perform volunteer work.

  •
  Ranked in top ten on the Sacramento Business Journal's list of Top 10 in corporate giving.

  •
  Continued to expand our "Learn to Earn" financial literacy program throughout the Umpqua Bank footprint by implementing new mobile and tablet applications.

  •
  Named one of Fortune magazine's "100 Best Companies to Work For" for the eighth consecutive year.

  •
  Named most admired financial services company in Oregon by the Portland Business Journal for the ninth consecutive year, with CEO Davis recognized as the most admired CEO of a financial services company.

  •
  Ranked third in the large bank category on the "Best Banks to Work For" inaugural list sponsored by American Banker.

  •
  Ranked as the best Oregon-based bank and 19th overall on Forbes magazine's ranking of "America's Best Banks" for 2014.

  •
  Placed third of large companies on the second annual "Top Workplaces" list published by The Oregonian.

  •
  Finalist for "Best Places to Work" in Washington named by the Puget Sound Business Journal.

  •
  Finalist for "Best Places to Work" in Greater Sacramento, California, named by the Sacramento Business Journal.

Summary of Compensation Decisions:

  •
  Mr. Davis's base salary was unchanged from its year-end 2010 level;

  •
  Mr. O'Haver received a base salary increase of $70,000 (8.4%) in connection with his August 1, 2013, promotion to the position of Senior Executive Vice President of Umpqua and Umpqua Bank;

  •
  Base salaries for Messrs. Farnsworth, Wardlow, and Philpott were unchanged from year-end 2012 levels;

  •
  The Company achieved operating earnings per share of $0.94, which resulted in a 80% payout of the financial component of the 2013 annual incentive plans;

  •
  Overall, the annual incentive plan payouts to named executive officers ranged from 82% of target for Mr. O'Haver to 88% for Messrs. Farnsworth and Wardlow; and

  •
  Over the 3-year period of the 2011 performance-based RSA grants, Umpqua's total shareholder return was 74.8%, compared to the KRX's performance of 50.3%, resulting in a 100% payout of that grant.

Compensation Governance Features:

  •
  An independent Compensation Committee that engages its own advisors and consultants;

  •
  Annual incentive plans that are tied to meaningful operating earnings per share targets;

  •
  Grants under performance based equity incentive plans tied to relative total shareholder return;

  •
  A requirement that at least 50% of equity grants to executives be "performance-based";

  •
  A compensation recoupment or clawback policy;

  •
  Stock ownership policy that requires minimum ownership as a multiple of base salary;

  •
  75% of net equity awards must be retained by the executive officer until retirement or separation;

  •
  No re-pricing of stock options without shareholder approval;

  •
  No income tax gross-ups (except for occasional executive relocation expenses); and

  •
  No hedging of Company stock or pledging of Company stock for non-recourse loans.

Section 2 – Performance and Pay

We have always maintained a strong pay for performance philosophy that links executive compensation to achievement of the operating and financial goals set by the board. Our annual plan goals differ from our long term incentive goals. Our annual incentive plans are based primarily upon OEPS targets and our long term performance-based equity grants to executives are tied to relative total shareholder return ("TSR"). Our OEPS targets are set by the Compensation Committee, whose members in 2013 also sat on the board's Budget Committee. Our executives play a major role in achieving OEPS performance against those targets, but they have less direct influence over our stock price. We believe that increasing OEPS and deploying excess capital will, overtime, result in an increase in the Company's stock price. We believe that the market favorably reacted to our increased dividend, the FinPac acquisition and the announced merger with Sterling; our stock price increased from $11.79 at December 31, 2012 to $19.14 at December 31, 2013.

Since 2010, the majority of our equity incentive grants to executives are tied to the Company's TSR compared to the KRX, an index of regional bank stocks. In this way, the equity component of executive compensation is directly linked to the returns realized by our shareholders, ensuring that our awards are not advantaged or penalized by general market conditions. In 2013, 100% of the equity grants to our CEO and 100% of his annual incentive plan were performance-based.

The following chart illustrates the connection between our CEO's Realized Compensation, Realizable Compensation, and the Actual Value (defined below) of his compensation (not including the Change in Pension Value) and Umpqua's TSR over the period from January 1, 2009 through December 31, 2013. The compensation values shown below do not necessarily correspond to, and are not a substitute for, the values disclosed in the Summary Compensation Table and supplemental tables.

Realized Compensation includes salary, bonus, non-equity incentive compensation, and all other compensation, as reported in the Summary Compensation table. It also includes the value of options and awards recognized as disclosed in the Option Exercises and Stock Vested table. The Company believes Realized Compensation better measures compensation for the current annual period as compared to the Summary Compensation table which includes the accounting value of awards and options issued in the period, but which may or may not be realized in the future.

Realizable Compensation includes Realized Compensation and the unrealized value of outstanding in-the-money options and unvested stock awards based on the closing price of the Company stock at year-end. As the unrealized value may or may not be realized in the future, and may be realized in various future annual periods, the Company believes Value of Compensation is a better measure of compensation for an annual period.

Value of Compensation includes Realized Compensation and the change in the unrealized value of outstanding in-the-money options and stock awards used in the Realizable Compensation value during the year. The Company believes Value of Compensation provides the economic value of compensation to the executive for each period.

In the chart above, we exclude the Change in Pension Value from the Summary Compensation Table amount because that represents the GAAP accrual for the CEO's Supplemental Executive Retirement Plan ("SERP") account, which was first established by contract entered into in 2003. The Compensation Committee cannot influence that accrual and does not consider it when benchmarking the CEO's compensation; however, the Committee does consider the SERP benefit when looking at the CEO's overall compensation package and whether to exercise negative discretion.

In 2013, the Company achieved the following results, compared with prior periods:

Financial Metric	12/31/13	12/31/12	12/31/11
Operating earnings per diluted share	$0.94	$0.93	$0.66
Non-covered, non-performing assets to total assets ratio	0.49%	0.75%	1.09%
Non-covered loans at FYE (000's)	$7,354,403	$6,681,080	$5,888,098
Deposits at FYE (000's)	$9,117,660	$9,379,275	$9,236,690
Dividends declared per share	$0.60	$0.34	$0.24
Total risk based capital ratio	14.6%	16.5%	17.2%
Available liquidity to total assets ratio	35%	37%	41%

As we emerge from the recession, the Company's focus has been on positioning for the long term. The following graph shows Umpqua's total shareholder return compared with the KRX total return index over the past five years. The KRX is a regional bank stock index compiled by Keefe, Bruyette and Woods, Inc., a global investment bank focused on the financial services sector. The index is comprised of 50 regional bank stocks, including Umpqua, ranging in size from $4.59 billion to $40.95 billion in assets as specified in each bank's most recent public filing as of January 2, 2014. The graph shows that Umpqua's total return exceeds that of the KRX total return index over the past five years.

Umpqua Holdings Corporation

	Period Ending
Index	12/31/08	12/31/09	12/31/10	12/31/11	12/31/12	12/31/13

Umpqua Holdings Corporation	100.00	94.06	86.84	90.04	88.15	147.59
KRX (KBW Regional Banking Index)	100.00	77.86	93.75	88.93	100.72	147.90

Section 3 – Compensation Process and Decisions for 2013

Roles and Responsibilities of the Compensation Committee

The Compensation Committee carries out the board's overall responsibilities with respect to executive compensation, director compensation and review of the CEO's performance with respect to his long-term and annual incentive plans. The board, as a whole, reviews the CEO's performance with respect to the Company's financial performance and strategic plan. The Committee also oversees administration of the Company's employee benefit plans, including the Umpqua Bank 401(k) and Profit Sharing Plan, the Supplemental Retirement Plan and the Deferred Compensation Plan. All Committee members are required to meet the NASDAQ and SEC independence and experience requirements. The Committee must meet at least quarterly. In 2013, the Committee met seven times.

The Compensation Committee operates under a written charter, which is posted on our website at www.umpquaholdingscorp.com. The Committee annually reviews its charter and recommends changes to the full board. The Committee Chair sets the agenda and meeting calendar for the Committee. As authorized by its charter, the Committee routinely hires attorneys and independent consultants for advice on compensation matters.

Identification of Named Executive Officers

For 2013, our "named executive officers," as defined in Item 402 of Regulation S-K, were:

Name	Title	Designation
Raymond P. Davis	President and Chief Executive Officer	Principal Executive Officer
Cort L. O'Haver	Senior Executive Vice President
Ronald L. Farnsworth	Executive Vice President/Chief Financial Officer	Principal Financial Officer
Mark P. Wardlow	Executive Vice President/Chief Credit Officer
Steven L. Philpott	Executive Vice President/General Counsel

Role of the Chief Executive Officer

CEO Davis is actively engaged in recommending the compensation of our other named executive officers. At the end of each fiscal year, he reviews with the Compensation Committee the performance of each executive officer and he recommends the level of base and incentive compensation as well as equity grants for the ensuing year of individual executive officers reporting to him, including the executive officers as defined by NASDAQ Rule 5605. The Committee reviews those recommendations and compares them with market information to ensure that executive compensation is competitive and that the CEO is exercising his discretion appropriately. The Committee reviews, and ratifies or approves, all components of the compensation for executive officers covered by NASDAQ Rule 5605, including salary, annual incentives, long-term incentive compensation and internal pay equity.

Our Executive Vice President/Cultural Enhancement works with our CEO, our business unit executives, General Counsel and outside counsel and consultants to recommend and design the overall structure of the Company's incentive and benefit plans.

Role of the Compensation Consultant/Evaluation of Independence

With respect to making compensation decisions, the Compensation Committee reviews information provided by recognized compensation consultants including survey or "benchmarking" data, peer group recommendations and plan design suggestions. The Committee uses this information to understand prevailing market practices and aggregate, as well as component, compensation packages provided by companies who are similar to Umpqua in size and scope. The Committee also considers Company performance, individual performance and internal pay equity when making compensation decisions.

As noted below, the Compensation Committee engaged Towers Watson, an independent consulting firm, to review and provide recommendations about components of our executive compensation program. The Committee received a letter from Towers Watson assessing that firm's independence and the Committee made its own assessment of the independence of Towers Watson pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Towers Watson from independently advising the Committee.

Executive Compensation Philosophy

The Company has adopted the following written statement of its executive compensation philosophy, which is reviewed annually by the Compensation Committee:

  Decisions regarding executives' total compensation program design, as well as individual pay decisions, will be made in the context of this Executive Compensation Philosophy and our ability to pay, as defined by our financial success. Umpqua's executive compensation is designed to recognize superior operating performance thereby maximizing shareholder value, and to attract, motivate and retain the high performing executive team critical to our Company's success. Our executive compensation philosophy is simple: we pay competitive base salaries and we strongly reward performance.

    Objectives – Umpqua Bank is committed to providing competitive, performance-based total compensation opportunities to our executives who collectively have the responsibility for making our Company successful. Within that context, our prime objectives are to:

    •
    Attract and retain highly qualified executives that portray our Company culture and values

    •
    Motivate executives to provide excellent leadership and achieve Company goals

    •
    Provide substantial performance-related incentive compensation that is aligned to our business strategy and directly tied to meeting specific business objectives, avoiding unnecessary and excessive risks that threaten the value of the Company

    •
    Strongly link the interests of executives to the value derived by our shareholders from owning Company stock

    •
    Connect the interests of our executives, our employees, and our shareholders

    •
    Be fair, ethical, transparent and accountable in setting and disclosing executive compensation.

    Base Salary – Base pay opportunities should be fully competitive with other relevant organizations within the markets in which we compete. Individual salary determinations involve consideration of incumbent qualifications, behaviors, cultural adherence, and performance.

    Short-Term Incentives – Consistent with competitive practices, executives should have a significant portion of their targeted annual total cash compensation at risk, contingent upon meeting Company profitability goals, regulatory goals and personal objectives.

    Long-Term Incentives – Executives who are critical to our long-term success should participate in long-term incentive opportunities. At least 50% of equity awards should be "performance-based", to link a significant portion of total compensation to shareholder value.

    Executive Benefits – We offer executives competitive benefit programs, such as health insurance, 401(k) plan, vacation, and life insurance, of which similar programs are offered to our employees.

Plan Design and Objectives

The following table shows the characteristics of each type of compensation that we may pay:

Compensation Element	Fixed or At Risk	Annual or Long Term	Cash or Equity	Primary Purpose
Base Salary	Fixed	Annual	Cash	Provide fixed cash compensation based on experience, skills, responsibilities and competitive pay levels

Encourages Executive To
Annual Incentive	At Risk	Annual	Cash	Maximize operating earnings per share and achieve satisfactory regulatory examination ratings
Restricted Stock Award and Restricted Unit Award	At Risk	Long Term	Equity	Continue to work for the Company (time-vested) and generate a total shareholder return that exceeds a regional bank stock index (performance-vested)
Stock Option	At Risk	Long Term	Equity	Increase the market price of UMPQ shares (time and performance-vested) and generate total shareholder return that exceeds a regional bank stock index (performance-vested)
Stock Appreciation Rights (1)	At Risk	Long Term	Equity or Cash	Increase the stock price and enhance shareholder return
Performance Share Award (1)	At Risk	Long Term	Equity	Achieve certain performance milestones, increase the stock price, and enhance shareholder return
Performance Compensation Award (may include Annual Incentive) (1)	At Risk	Long Term or Short Term	Cash	Achieve certain performance milestones, increase the stock price, maximize operating earnings per share, achieve satisfactory regulatory examination ratings, and enhance shareholder return
(1)
Although these awards are available under the 2013 Plan, we have, to date, not issued any such awards.

The following table shows the ratio that each type of compensation bears to total compensation earned by the named executive officers in 2013. Cash compensation consists of base salary and earned annual incentives; equity compensation consists of the value of RSA, RSU and option awards, as calculated in the Summary Compensation Table.

	% of Total Compensation		% of Total Compensation
	That Is		Paid in:
Executive Officer	Fixed	At Risk	Cash (1)	Equity
Ray Davis (2)	37%	63%	71%	29%
Cort O'Haver	43%	57%	70%	30%
Ron Farnsworth	38%	62%	65%	35%
Mark Wardlow	38%	62%	65%	35%
Steve Philpott	39%	61%	67%	33%
(1)
Includes "all other compensation" from the Summary Compensation Table.
(2)
Excludes the change in pension value of the Davis SERP, which was implemented in 2003.

Base Salary

The purpose of base salary is to create a secure base of cash compensation for executives that is competitive with the market. Executive salary increases do not follow a preset schedule or formula; however, the following are considered when determining appropriate salary levels and increases:

  •
  The individual's current and sustained performance results and the methods utilized to achieve those results;

  •
  Non-financial performance indicators, to include strategic developments for which an executive has responsibility (such as product development, expansion of markets, increase in organic loan or deposit growth and acquisitions) and managerial performance (such as service quality, sales objectives and regulatory compliance);

  •
  The Company's financial performance; and

  •
  Peer data and benchmarking reports.

Individual and Company Performance

A significant component of compensation is related to performance. We believe that an employee's compensation should be tied to how well the employee's team and the Company perform against both financial and non-financial goals and objectives. The board annually establishes the financial goals for the incentive compensation program. Non-financial goals include satisfactory performance on all internal and external regulatory exams and audits (for all executives) and achievement of the business unit financial goals developed through the budgeting process (for all but the CEO).

Short-Term and Long-Term Incentives

Incentive compensation balances short and long term performance. We try to focus all senior managers on achieving strong short-term or annual results in a manner that will ensure the Company's long-term viability and success. Therefore, to reinforce the importance of balancing these perspectives, senior management is regularly provided with both annual and long-term incentives. Participation in long-term incentive programs increases with higher levels of responsibility, as employees in these leadership roles have the greatest influence on the Company's strategic direction and results over time.

Annual Incentives

The purpose of annual incentive plans is to provide cash compensation on an annual basis that is at risk and contingent on the achievement of annual business and operating objectives, as well as personal goals and objectives.

The Compensation Committee and the board have selected operating earnings per share ("OEPS") as the key annual financial performance measurement for the following reasons:

  •
  Earnings per share ("EPS") is the single most important indicator of profitability, which measures earnings allocable to each outstanding share of common stock;

  •
  EPS aligns the interest of the executive officer with retail and institutional shareholders; and

  •
  OEPS attempts to "normalize" earnings by eliminating certain income and expense items as described below.

We use and publicly report OEPS as a non-GAAP financial measure because it is useful in understanding Umpqua's financial performance. When calculating OEPS, we exclude the following income and expense items:

  •
  Gains or losses on our junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company's operating performance;

  •
  Expenses that are related to the completion and integration of mergers and acquisitions;

  •
  Goodwill impairment losses that have no direct effect on the Company's or the Bank's cash balances, liquidity, or regulatory capital ratios; and

  •
  One-time bargain purchase gains on certain FDIC-assisted acquisitions that are not reflective of Umpqua's on-going earnings power.

All of these items are excluded net of their tax impact. We calculate operating earnings (loss) per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share. See the following section in our Form 10-K for a reconciliation of the non-GAAP OEPS calculation to GAAP earnings per share: Part II, Item 7, Reconciliation of Net Earnings Available to Common Shareholders to Operating Earnings.

The board believes that regulatory compliance is critical to the success of the Company and, accordingly, allocates 20% of the target annual incentive to achieving satisfactory regulatory examination ratings, which is an objective standard. However, pursuant to 12 CFR § 350.9, we are prohibited from disclosing all or any portion of an examination report and from making any representations about such a report, so we do not disclose our regulatory targets or our performance against those targets.

At the beginning of each year, we adopt an annual incentive plan that provides for cash incentive compensation to be awarded to the Chief Executive Officer and our other named executive officers upon achievement of the Company's operating earnings and regulatory goals set by the board for the CEO and the other named executive officers, and the individual budgeted business unit profitability and/or expense control objectives established for the other named executive officers.

Each executive is assigned a target incentive, which is a percentage of base salary. The overall target incentive is set annually by the Compensation Committee based on market comparables for similar positions and internal groupings of executives. The Committee also assigns a maximum incentive above the target incentive. Achievement of the target incentive is based on the success of the Company and the individual executive in certain performance areas, as more particularly discussed in the section titled 2013 Executive Compensation Decisions.

The annual incentive plan for each named executive officer also includes a "negative discretion" component that allows the Compensation Committee to consider significant one-time events that might affect, for example, earnings per share, and reduce the award that would otherwise be suggested by rigid computation of the formula in the plan.

The annual incentive plans of all named executive officers require the executive to repay to the Company any incentives awarded based on earnings per share for a particular period if it is later determined that the earnings per share were materially inaccurate. This plan provision, often called a "clawback," was first implemented in 2007 and the provision has never been triggered. Since 2009, "clawback" provisions have been incorporated in the annual incentive compensation plans of all Company managers.

Other Annual Compensation – Benefits and Perquisites

We provide benefit programs to executive officers and to other employees. The following table identifies the benefit plans and identifies those employees who may be eligible to participate:

Benefit Plan	Named Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	•	•	•
Group Medical/Dental/Vision	•	•	•
Group Life and Disability	•	•	•
Annual Manager Incentive Plan	•	•
Severance	•	•	•
Change in Control	•	•
Supplemental Retirement (Top Hat)	•	•
Supplemental Executive Retirement (1)	•
Deferred Compensation Plan (2)	•	•
(1)
Mr. Davis is the only employee with a Supplemental Executive Retirement Plan, which was implemented in 2003.
(2)
In connection with the acquisition of other financial institutions, the Company has assumed deferred compensation plans that benefit other past and present employees. In 2008, the Company adopted a non-qualified deferred compensation plan that allows eligible officers to make payroll deferrals to a deferred compensation account and to elect a deferred distribution date.

Perquisites

The Company provides modest perquisites to the named executive officers. The perquisites we offer are common in the financial services industry and help the Company attract and retain superior employees for key positions. Some perquisites are intended to serve an Umpqua business purpose, but it is understood that some may be used for personal reasons as well. Our payment of perquisites is disclosed in the Summary Compensation Table and they are itemized in the related supplemental table.

Umpqua has adopted a policy that governs use of the aircraft leased by the Company. That policy generally provides that the CEO or CFO must approve any use of this aircraft and it prohibits any purely personal use, regardless of whether the officer reimburses the Company for that use. If the officer is accompanied on a business trip by a spouse or other guest, the officer must reimburse the Company for the spouse or guest's use of the aircraft in accordance with the Standard Industry Fare Level formula. If the officer's spouse accompanies the officer on the aircraft for the purpose of participating in business functions, that use is not deemed to be personal use.

Long-Term Incentive Compensation

Under its 2013 Compensation Plan, the Company may award the following forms of long-term incentives to executives: stock options, stock appreciation rights ("SARs"), restricted share awards ("RSAs"), restricted stock units ("RSUs"), performance share awards, and performance compensation awards. In 2011, the Compensation Committee determined that the primary goal for all performance-based equity grants should be total shareholder return compared to the KRX total return index. The Committee also decided that annual incentive plans should focus on operating earnings per share and long-term equity incentives should be focused on total shareholder return. In 2012, the Committee determined that, as a retention device that is not tied to our performance-based conditions that are outside of the direct control of the officer, executive officers other than the CEO should receive 40% of their equity grants as time vested RSAs and 60% as performance-based RSAs. 100% of the equity grants made in 2013 to the CEO were performance-based. The Committee also determined that, based on market information and advice from its compensation consultant, the equity grants to the CEO should be approximately equal in value to his base salary, or approximately 60,000 shares.

  •
  Stock Options.  The purpose of stock options is to provide equity compensation with value directly related to an increase in the Company's stock price. Stock options provide executives a vehicle (subject to vesting requirements) to increase equity ownership and share in the appreciation of the value of Company stock and also help retain the individuals to whom they are granted. The Company has issued stock options over the years, but no stock options were issued to named executive officers in 2013.

  •
  Restricted Share Awards and Restricted Stock Units.  RSAs and RSUs are awarded subject to vesting requirements and, in some cases, subject to the Company achieving predetermined financial goals. Time-vested RSAs and RSUs serve to help retain key executive talent, as well as attract and retain non-executive employees who make a significant contribution to the Company. Performance-based RSAs and RSUs provide an incentive to increase the Company's stock price and return capital to shareholders. In January 2013, the Company made certain RSA awards under the 2003 Plan to its named executive officers and made an additional RSA award to Mr. Davis in April 2013 under the terms of the 2013 Plan. The Company made no RSU awards during 2013.

In 2013, all performance-based RSA grants to executive officers were subject to the following vesting condition based on the Company's TSR compared to the KRX total return index:

Umpqua's TSR Performance Compared to the KRX TSR	Vesting Percentage
Lower than 60%	0%
60%	25%
between 60% and 100%	**
100% (Umpqua's TSR Performance equals or exceeds the KRX TSR Performance)	100%
Above 100%	***
**
When TSR Performance is between 60% and 100%, the results are interpolated on a straight-line basis to determine the applicable vesting percentage. For example, 80% TSR Performance represents the midpoint of TSR Performance and would result in the midpoint of the Vesting Percentage, or 62.5%.
***
When TSR Performance is between 100% and 125%, the applicable Vesting Percentage shall be equal to the TSR Performance. If TSR Performance exceeds 125%, the Vesting Percentage is 125%. In no event do the total vested shares exceed 125% of the target award.

Our deferred vesting schedules are designed to motivate executive officers and reinforce the link between the interests of our executive officers and our shareholders.

The mix of equity grants issued in 2013 is shown in the following table:

Name	Time Vested RSAs	Performance Vested RSAs
Davis	0%	100%
O'Haver	40%	60%
Farnsworth	40%	60%
Wardlow	40%	60%
Philpott	40%	60%

Performance Compensation Awards.    Our annual incentive plan awards are settled in cash and are subject to certain performance-based vesting criteria and are designed to comply with the requirements for "qualified performance-based compensation" under Section 162(m) the Internal Revenue Code (the "Code"). Such awards promote the achievement of specified business financial goals and increased shareholder value and at the same time may assist the Company in recruiting and retaining key executive talent. Beginning in 2014, the annual incentive plan awards are made under the 2013 Plan.

Stock Ownership and Retention Policies

We believe that key executives should have significant stake in the performance of the Company's stock, to align their decisions with creating shareholder value and to minimize negative market perceptions caused by excessive insider sales of Company shares. Our Statement of Governance Principles (posted on our website) requires directors and executive officers to accumulate a meaningful position in Company shares. Our stock ownership requirement for outside directors and executive officers is tied to a multiple of base salary for the executive officers and a multiple of retainer for directors, as noted below:

Position	Minimum Ownership (multiple of base salary)
CEO	4.0
Senior EVP	2.0
Other EVPs	1.5

Directors	Minimum Ownership (multiple of director compensation)
Outside Director	4.0

Under this policy, share ownership is determined from the totals on Table 1 of SEC Form 4, which includes unvested RSAs and shares in which beneficial ownership is disclaimed, but excludes outstanding stock options. Compliance with share ownership guidelines is reviewed annually by the Governance Committee. This minimum ownership must be achieved within five years after the officer or director takes office. As of December 31, 2013, all directors and executive officers satisfied these requirements.

In addition, named executive officers must retain a substantial portion of the equity awards granted by the Company. A named executive officer must retain 75% of the following net awards until the officer retires:

  •
  Gains from option exercises (shares remaining after payment of the exercise price and taxes);

  •
  Vested restricted stock awards (net of tax withholdings); and

  •
  Shares issued in payment of LTIP restricted stock units (net of tax withholdings).

Exceptions to this holding requirement may be granted only by the Compensation Committee based upon bona fide personal financial need or family hardship, including divorce or death of a spouse. No exceptions were requested or granted in 2013.

Directors and executive officers may sell no more than 15,000 shares per calendar year, unless he or she obtains authorization in a hardship situation from the Compensation Committee. In addition to this cap, a director or officer may sell shares to cover the exercise price and estimated taxes associated with an option exercise or RSA vesting. Our policy also prohibits directors and executives from engaging in transactions in which they may profit from short term speculative swings in the market value of Umpqua stock. These prohibited transactions include "short sales" (selling borrowed securities which the seller hopes can be purchased at a lower price in the future); "short sales against the box" (selling owned, but not delivered securities); "put" and "call" options (publicly available rights to sell or buy

Umpqua shares at a specific price within a specified period of time); and derivative transactions, such as non-recourse loans secured by Company stock.

In 2013, the named executive officers, as a group, acquired 77,584 shares of Company stock through vesting of restricted share grants (RSAs) and sold or disposed of 31,838 shares to pay taxes in connection with their vestings. The group, as a whole, also exercised 495,000 stock options as a "net" exercise, surrendering 431,162 shares to cover the cost of the exercise price and the taxes in connection with the exercise.

Equity Compensation Plan Practices

In general, we issue long-term equity incentives to our named executive officers at the following times: (i) upon initial employment with the Company; (ii) in the first quarter of each year, in connection with establishing their long-term incentive compensation package for that year; and (iii) in connection with a significant advancement or promotion or a significant change in compensation arrangements.

We only issue stock options with a grant date when the trading window is open for Section 16 reporters. This way, the stock price at the time of the grant can be reasonably expected to fairly represent the market's view of our results and prospects. We have never re-priced or back-dated options granted under any of Umpqua's equity compensation plans. See tables titled Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End.

As noted above, we have adopted stock ownership guidelines and a "hold to retirement" policy that severely restrict the ability of our named executive officers to turn equity grants into cash. However, these restrictions are not reflected in the FASB ASC 718 values attached to those grants.

Severance and Change in Control

We believe that severance protection, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers in the financial services industry. Accordingly, we provide such protection for all of our named executive officers under their respective employment agreements. For executives other than Mr. Davis, we have two levels of severance benefit, defined by the number of months of base pay provided (six or nine months) and three levels of change in control benefits also defined by the number of months of base pay provided (12, 24 or 36 months). Our CEO recommends to the Compensation Committee the level of benefit to be provided to an executive, and the Committee considers that recommendation and makes a final decision. The financial services industry is in a period of consolidation that we expect will continue for the foreseeable future and we consider these severance protections to be an important part of an executive's compensation and consistent with similar benefits offered by our competition.

The occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the senior executive level. We believe that change in control benefits eliminate or at least reduce any reluctance of executive officers to actively pursue potential change in control transactions that may be in the best interest of shareholders. All of our change in control provisions are "double trigger", such that the benefit is paid only if there is both a change in control transaction and a qualifying termination of employment. In order to encourage executive officers to remain employed with the Company during this important time, we provide named executive officers with variable levels of an enhanced severance benefit if their employment is terminated without cause or in connection with a change in control. If the executive continues to work for the acquiring company for more than 12 months after the change in control transaction, the executive receives a reduced retention benefit in lieu of a change in control benefit. As a condition to receiving these severance benefits, the executive must agree not to compete with the Company, or its successor, and not to solicit customers or employees for a certain period following separation. See table titled Potential Payments Upon Termination or Change in Control. The Company's proposed merger with Sterling, which is currently pending, will not constitute a "change in control" transaction under the terms of any of our named executive officers' employment agreements and, accordingly, no change in control benefit will be to due to any of our named executive officers upon closure of the Sterling transaction.

2013 Executive Compensation Decisions

2013 Base Salary and Annual Incentive Targets Named Executive Officers

In 2012, the Compensation Committee independently engaged Towers Watson to provide a benchmarking report for CEO Davis and the other named executive officers. Except for executive compensation program review, recommendations and benchmarking services, neither Towers Watson nor any of its affiliates provided services to Umpqua or its affiliates during 2012 or 2013. In 2012, Towers Watson recommended and reviewed a peer group of 22 regional and national banks with operations in two or more states and assets between $5.9 billion and $20.0 billion, compared to Umpqua's $11.6 billion of assets at fiscal year-end 2011. Towers Watson also provided information about the recommended peers' market capitalization, earnings per share growth, one- and three-year TSR and whether the peer was still a "TARP bank". The Committee considered input from Towers Watson and from management in determining appropriate peers and came to its own conclusion as to the companies to be included. The Compensation Committee also noted the significant overlap between the recommended peer group and the peer group used by ISS.

The peer group companies recommended by Towers Watson and selected by the Compensation Committee were:

Company Name	Ticker	Company Name	Ticker
BancorpSouth Inc.	BXS	Privatebancorp, Inc.	PVTB
Bank of Hawaii Corporation	BOH	Prosperity Bancshares, Inc.	PRSP
Cathay General Bancorp	CATY	Signature Bank	SBNY
Citizens Republic Bancorp, Inc.	CRBC	Sterling Financial Corporation	STSA
FNB Corp.	FNB	SVB Financial Group	SIVB
Firstmerit Corporation	FMER	Trustmark Corp	TRMK
Hancock Holding Company	HBHC	UMB Financial Corporation	UMBF
MB Financial Inc.	MBFI	United Bankshares, Inc.	UBSI
National Penn Bancshares, Inc	NPBC	United Community Bank, Inc.	UCBI
Old National Bancorp	ONB	Valley National Bancorp	VLY
Pacific Capital Bancorp	PCBC	Wintrust Financial Corporation	WTFC

This peer group is the same as the peer group used by the Compensation Committee in making 2012 compensation decisions.

In setting 2013 base salaries and incentive targets, the Compensation Committee and management referred to and considered the data and recommendations contained in the executive benchmarking report provided by Towers Watson. Management prepared a proforma summary compensation table, which was used by the Committee as comparative tally sheets for review of named executive officer compensation.

In December 2012 and January 2013, Mr. Davis met with the Compensation Committee to review his recommendations for the named executive officers, based on his own evaluation of their performance and his review of the Towers Watson compensation data. Effective August 1, 2013, Mr. O'Haver's base salary was increased to $450,000 in connection with his promotion to the position of Senior Executive Vice President of Umpqua and Umpqua Bank. Also, Mr. Philpott's target incentive was increased in

2013 to 75% from 60% in 2012. Except for these revisions, no changes were made to base salaries or target incentives for 2013.

The Compensation Committee approved the following base salaries and incentive targets for the named executive officers in 2013:

	2013 Base Salary	% Increase (Decrease) over 2012	Target Incentive	% Increase (Decrease) over 2012	Target Incentive as a % of Base Salary	Target Cash Compensation (Base plus Incentive)
Davis	$815,000	0%	$815,000	0.0%	100.0%	$1,630,000
O'Haver	409,167	0%	306,875	7.7%	75.0%	716,042
Farnsworth	310,000	0%	232,500	3.3%	75.0%	542,500
Wardlow	310,000	0%	232,500	3.3%	75.0%	542,500
Philpott	265,576	0%	199,182	25.0%	75.0%	464,758

2013 Incentive Compensation Earned by the Named Executive Officers

The Compensation Committee considered a variety of possible performance areas and determined that the following performance categories would focus these executives on objectives that would benefit the Company and its shareholders:

  •
  corporate financial targets-measured by operating earnings per share-fully diluted;

  •
  regulatory and compliance goals; and

  •
  business unit budgeted profitability and/or expense goals (for all except Mr. Davis).

Beginning January 2012, the Compensation Committee removed all subjective elements to the annual incentive plans, to eliminate any perception that it was exercising or could exercise positive discretion with respect to any named executive officer's annual incentive plan. Therefore, the subjective leadership goal was eliminated for CEO Davis and the subjective "personal" goals were eliminated for the other named executive officers, leaving only objectively measurable components for the annual incentive plans.

OEPS targets are set by the board based upon the Budget Committee's recommendation. In 2012 and 2013, all members of the Compensation Committee were also members of the Budget Committee, so they were well aware of the Company's financial performance at the enterprise level and at the primary business unit level, and they use this information when reviewing and approving incentive payouts to our named executive officers. The Company does not offer guidance on our OEPS, earnings per share or growth rate targets, and we regard these internal targets as confidential. However, we provide the Company-wide OEPS target on a retrospective basis. The OEPS target for 100% payout of the financial component is achievable, but requires better than expected performance. If OEPS satisfy the budget/target goal for the year, the payout of the financial component is 80%. The maximum percentage payout ranges from 0% to 125% of base salary.

Historically, our OEPS targets have not been easy to achieve. We failed to meet the minimum target in 2007, 2008 and 2009 and there was no payout of the financial component those years. In 2010, there was a 25% payout of the financial component. The following table compares actual results against target OEPS and shows the percentage payment of the corporate financial target incentive for the years 2011-2013:

Year	Budget/Target OEPS (80%)	Reported OEPS (fully diluted)	Target OEPS was:	Percentage Payout of OEPS Component
2011	$0.60-$0.70	$0.66	Achieved	80%
2012	$0.66-$0.76	$0.93	Exceeded	125%
2013	$0.85-$0.95	$0.94	Achieved	80%

The achievement of compliance and regulatory goals, as measured by ratings achieved in regulatory examinations and internal audit and compliance reviews are objective standards, as are the budgeted income and expense goals for the business units that are within the jurisdiction of the other named executive officers. These objective standards are consistent with the 2005 Performance Based Incentive Plan and comprise 100% of Mr. Davis's target incentive and 100% of the target incentive of the other named executive officers.

In January 2014, the Compensation Committee reviewed 2013 OEPS, regulatory and budget to actual results against the incentive plans for each of the named executive officers. The Committee determined that the Company's actual OEPS for 2013 met the target range for an 80% payout of the financial component. The Committee also determined that a 100% payout of the regulatory/compliance component was warranted. In determining whether to exercise negative discretion with respect to any named executive officer, the Committee considered the Company's achievements for 2013, as outlined in the Executive Summary, above, and the progress made toward the strategic goals set by the board under the five-year plan. The Committee determined that it was not appropriate to exercise negative discretion with regard to the CEO's incentive payout and set that payout at $684,600 or 84% of his target incentive.

The Compensation Committee also reviewed the objective components of the annual incentives for the other named executive officers. In determining whether to exercise negative discretion with respect to any of those officers, CEO Davis presented his evaluation of the performance of each of the other named executive officers and recommended the 2013 annual cash incentives to be paid to each executive officer. The Committee places significant weight on Mr. Davis's incentive award recommendations, but the Committee independently reviewed and approved those recommendations.

Achievement of performance targets in each of the other areas varied with each officer and incentive payouts for Mr. Farnsworth, Mr. Wardlow, Mr. O'Haver and Mr. Philpott ranged from 82% to 102% of the targeted incentive.

The 2013 incentive compensation awarded to each named executive officer, itemized by category, is as follows:

Name	Financial Perfor- mance OEPS	%*	Regula- tory	%*	Business Unit Financial**	%*	Total Calculated $	Total Paid $	Target $	Total as a % of Target
Davis	521,000	80	163,000	20	N/A	0	684,600	684,600	815,000	84%
O'Haver	196,400	60	40,500	20	13,900	20	250,800	250,800	306,875	82%
Farnsworth	148,800	60	46,500	20	9,300	20	204,600	204,600	232,500	88%
Wardlow	148,800	60	46,500	20	9,300	20	204,600	204,600	232,500	88%
Philpott	127,476	60	39,836	20	7,988	20	175,300	175,300	199,182	88%
*
This figure represents the percentage of the total target incentive that is allocated to each performance category shown in the column to the left.
**
For all named executive officers except the CEO, this figure is their respective business unit profitability or expense control goal. Each business unit has budget goals for revenue and expenses that roll up into the Company's consolidated budget and each business unit's performance is measured against those budget goals.

2013 Long Term Incentive Compensation

In January 2013, the Compensation Committee approved performance-vested RSA grants and performance-vested RSU grants to Mr. Davis. The Committee determined that the aggregate equity awards to Mr. Davis should be valued at not less than his base salary. Due to a 40,000 share cap on RSAs under the 2003 Plan, the 20,000 share differential was issued as an RSA grant under the 2013 Plan in April, after that Plan was approved by shareholders. The 60,000 RSAs awarded to Mr. Davis are performance-based grants. To provide a mix of performance awards for shareholder alignment and time vested awards for retention purposes, the other named executive officers received awards that were allocated 60% to performance vesting and 40% to time vesting. These grants are described in the Grants of Plan Based Awards table. All of the performance-vested shares condition vesting on the Company's TSR performance compared to the KRX total return index. The performance vesting conditions are the same for all named executive officers. See Restricted Share Awards, above.

Internal Pay Equity

In December 2012 and January 2013, the Compensation Committee considered internal pay equity when it reviewed the total compensation paid to the CEO, as compared to the other named executive officers and the CEO's other direct reports. The Committee considers total direct compensation, but not the Davis SERP, when reviewing internal pay equity because the benefit under the SERP was capped in 2007. Based on its review, the Committee was satisfied that the comparative relationship between the compensation of the CEO and Umpqua's other named executives is appropriate.

Section 4 – Other Compensation Information

Role of Tax and Regulatory Requirements

Under Section 162(m) of the Code, the Company is generally prohibited from deducting for federal income tax purposes employee compensation that would otherwise be deductible to the extent that the compensation exceeds $1 million for any covered employee in any fiscal year. However, compensation that is performance-based, as defined in the Code, is not subject to the deductibility limits. The board's goal is for all compensation paid by the Company to be fully deductible for federal income tax purposes.

The employment agreements with our named executive officers provide that if the severance and change in control benefits payable to the executive would constitute an "excess parachute payment" as defined in Section 280G of the Code, such benefit payments shall be reduced to the largest amount that will result in no portion of benefit payments being subject to the excise tax imposed by Section 409A of the Code.

Those agreements also provide that if the benefits are subject to Section 409A of the Code and the executive is deemed to be a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the benefit shall be delayed for six months following the executive's termination of employment.

The agreements with our named executive officers also provide that Umpqua shall not pay any benefit to the extent that such payment would be prohibited by the provisions of Part 359 of the regulations of the Federal Deposit Insurance Corporation (the "FDIC"), as the same may be amended from time to time.

Review of Risk Associated With Compensation Plans

The Company develops and implements compensation plans that provide strategic direction to the participant and engages them in the Company's success, which contributes to shareholder value. We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance, evaluation of performance results and negative discretion in the payout of incentives help to mitigate excessive risk-taking that could harm company value or reward poor judgment by our executives.

Compensation policies and practices are determined by reviewing compensation analyses including industry/market benchmarking reports to determine competitive pay packages. The Company's variable pay programs are designed to reward outstanding individual and team performance while mitigating risk taking behavior that might affect financial results.

Performance incentive rewards for all plans continue to be focused on results that possibly impact earnings, profitability, credit quality, reasonable loan growth, deposit growth, sound investment advice, superior customer service, sound operations and compliance, sustainable culture, and leadership excellence.

Incentive plans, which are reviewed and revised on an annual basis, have defined terms and conditions which enable the Company to adjust the final scoring and payment of the plan, including adjustments that may only become apparent upon an after the fact review. In addition, some incentive plans may have specific and defined holdbacks and modifiers enabling adjustments at the time of payout.

Generally, there is more oversight of plans that have a higher degree of risk, larger payouts, and those plans that could have the greatest negative impact on the Company's safety and soundness, such as plans for Commercial, Mortgage and Umpqua Investments. The more risk associated with the incentive plan the more review and approval hurdles must be crossed before payment is made.

In January 2014, the Compensation Committee met with executive officers of the Company to review the incentive compensation plans and concluded that, based on the controls described above and elsewhere in this proxy statement, those plans do not present risks that are reasonably likely to have a material adverse effect on the Company.

When evaluating risk, the Compensation Committee noted that OEPS, which are based directly on audited numbers, are the primary financial component of annual incentive compensation. In this environment, credit costs and the net interest margin are the primary drivers of OEPS. The Committee and the board, as a whole, receive regular reports about OEPS and the steps taken by management to address credit costs, deposit prices and loan yields. The importance of OEPS and the degree of oversight devoted to OEPS are strong risk controls.

In addition, the Company has adopted compensation practices, as discussed in this proxy statement that discourage excessive or unnecessary risk-taking, such as:

  •
  prohibiting the re-pricing of stock options;

  •
  requiring executives to acquire and hold substantial ownership positions in company stock;

  •
  implementing "clawback" provisions in annual incentive plans; and

  •
  adopting a "hold to retirement" policy with respect to 75% of the net gains from equity awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.

Based on the foregoing review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's annual report on Form 10-K for the year ended December 31, 2013.

Submitted by the Compensation Committee:
Luis F. Machuca (Chair)
James S. Greene
Dudley R. Slater (Vice Chair)
Hilliard C. Terry III
Bryan L. Timm

 COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation awarded to, paid to or earned by the named executive officers for the fiscal year ended December 31, 2013.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)(2)	(h)	(i)(3)	(j)
Davis, Raymond P.	2013	$815,000	$0	$691,200	$0	$684,600	$641,786	$156,371	$2,988,957
President/Chief	2012	$815,000	$0	$662,600	$0	$978,000	$707,449	$90,459	$3,253,508
Executive Officer	2011	$815,000	$0	$800,750	$347,250	$400,000	$992,691	$86,834	$3,442,525
O'Haver, Cort L.	2013	$409,167	$0	$301,900	$0	$250,800	$0	$56,463	$1,018,330
EVP/Commercial	2012	$380,000	$0	$293,350	$0	$322,050	$0	$39,252	$1,034,652
Banking (4)	2011	$380,000	$0	$219,400	$92,600	$225,413	$0	$21,685	$939,098
Farnsworth, Ronald L.	2013	$310,000	$0	$301,900	$0	$204,600	$0	$54,750	$871,250
EVP/Chief Financial	2012	$310,000	$0	$293,350	$0	$271,400	$0	$40,494	$915,244
Officer	2011	$300,000	$0	$219,400	$92,600	$200,500	$0	$22,343	$834,843
Wardlow, Mark P.	2013	$310,000	$0	$301,900	$0	$204,600	$0	$54,959	$871,459
EVP/Chief Credit	2012	$310,000	$0	$293,350	$0	$278,375	$0	$41,144	$922,869
Officer	2011	$300,000	$0	$219,400	$92,600	$200,544	$0	$22,625	$835,169
Philpott, Steven L.	2013	$265,576	$0	$241,520	$0	$175,300	$0	$40,542	$722,938
EVP/General Counsel	2012	$265,576	$0	$234,680	$0	$200,027	$0	$29,350	$729,633
	2011	$250,000	$0	$153,580	$64,820	$150,916	$0	$15,106	$634,422
(1)
The amounts shown in columns (e) and (f) represent the fair value of stock and option awards issued during the year(s) shown. The assumptions made in calculating these values are disclosed in the Notes to our Consolidated Financial Statements included in our annual report on Form 10-K.
(2)
The amounts shown in column (g) were earned in the year(s) noted and awarded under the Company's annual incentive plans, but paid the following year.
(3)
The table below itemizes the amounts shown in column (i), All Other Compensation.
(4)
Mr. O'Haver's annual base salary of $380,000 was increased to $450,000 in August 2013.

All Other Compensation

Name	Annual Paid Parking	Annual Dues and Club Memberships	Top Hat Plan (i)	Match Contributions to 401(K)	Dividends on Unvested Restricted Shares (ii)	Total
Davis, R.	$2,400	$3,559	$47,769	$7,650	$94,993	$156,371
O'Haver, C.	$2,700	$0	$15,213	$7,650	$30,900	$56,463
Farnsworth, R.	$2,700	$0	$10,800	$7,650	$33,600	$54,750
Wardlow, M.	$2,700	$0	$11,009	$7,650	$33,600	$54,959
Philpott, S.	$0	$0	$7,092	$7,650	$25,800	$40,542
(i)
Amount contributed by Company in 2013 to the executive's account under the Supplemental Retirement (Top Hat) Plan.
(ii)
Dividends paid in 2013 on the unvested portion of outstanding RSA grants and accumulated dividend equivalents on a deferred RSA grant (to Mr. Davis) issued under the 2003 Stock Incentive Plan.

Compensation Agreements

Employment Agreement with Mr. Davis

Our agreement with Mr. Davis, effective July 1, 2003, provides for his employment as President and Chief Executive Officer. It has no specific term and we may terminate his employment at any time for any reason or for no reason at all. However, if we terminate his employment without cause or if he leaves our employ for good reason, as defined in that agreement, he is entitled to a severance benefit equal to twice his base salary just prior to termination and twice his incentive received the prior year. Should Mr. Davis's employment terminate as a result of a change in control, his employment agreement provides for payment of a severance benefit equal to three years base salary and three times the incentive that he was targeted to receive that year, payable over 36 months. In addition, the Company, or its successor, would be obligated to pay health and welfare benefits for three years following termination, immediately vest all unvested stock options and provide an additional credit to his supplemental executive retirement plan.

Retirement Plan for Mr. Davis

The Company has a Supplemental Executive Retirement Plan with Mr. Davis dated July 1, 2003, which was amended and restated effective January 1, 2007 (the "Davis SERP") to provide for a fixed schedule of retirement benefits to be paid to him when he retires. Prior to the 2007 restatement, Mr. Davis's SERP benefit was a percentage of his highest 3 years of compensation in the final 5 years of his employment and there was no upper limit on that SERP benefit. In addition, since it is a retirement plan, the benefits are payable to him as they are vested, without regard to the performance of the Company or the returns enjoyed by shareholders. In 2007, the Committee felt that under the SERP, as it was then structured, too much of the CEO's long term incentive compensation was tied to this retirement plan. The rapid growth of the Company had greatly increased the benefit under this SERP and that growth was expected to continue. As restated in 2007, the Davis SERP benefit cannot exceed $850,000 per year.

Effective April 16, 2008, the Company amended and restated the Davis SERP to eliminate the cutback (vesting) in the retirement benefits Mr. Davis would receive if he were to terminate his employment "without good reason" or be terminated by the Company "without cause". He has attained age 62 and is now entitled to receive a retirement benefit that is actuarially determined based upon the amount of the "Account" (the amount the Company has accrued at the time of his termination) without any cutback. In the event of his death while in the employ of the Company, his estate or designated beneficiary is entitled to receive payments under the SERP as if he had elected to retire the day prior to his death. See the table titled Annual Benefit Payable Under Davis SERP.

Employment Agreements with Other Named Executive Officers

The named executive officers other than Mr. Davis have standardized Employment Agreements with the Company that provide the following benefits:

Name	Expiration Date (1)	Severance Benefit (2)	Change in Control (3)	Retention Benefit (4)
O'Haver, Cort	12/31/2014	9 mo.	24 mo. + 200%	12 mo. + 100%
Farnsworth, Ron	12/31/2018	9 mo.	24 mo. + 200%	12 mo. + 100%
Wardlow, Mark	12/31/2016	9 mo.	24 mo. + 200%	12 mo. + 100%
Philpott, Steve	12/31/2018	9 mo.	24 mo. + 200%	12 mo. + 100%
(1)
There is no specific term of employment and each agreement is terminable by the Company or the executive at any time, with or without cause.
(2)
Calculated as the greater of: (i) the number of months of current base salary at the time of termination; or (ii) two weeks for every year of employment, payable over that same number of months. The severance benefit is payable if the executive is terminated "without cause" or if the executive leaves for "good reason", as defined in the agreement.
(3)
Calculated as the number of months of current base salary at the time of termination plus a multiple of the executive's incentive paid for the prior year, payable monthly over a period equal to the number of months of base salary paid. This change in control benefit is payable only if the executive's employment is terminated within 12 months after the change in control transaction and it is paid in lieu of a severance benefit.
(4)
Calculated as the number of months of current base salary at the time of termination plus a multiple of the executive's incentive paid for the prior year, payable monthly over a period equal to the number of months of base salary paid. This benefit is payable 12 months following a change in control if the executive remains employed for at least 12 months after the change in control transaction and it is paid in lieu of a severance or change in control benefit.

Miscellaneous Provisions in Executive Employment Agreements

Each of our Employment Agreements with named executive officers includes the following provisions:

  •
  An adjustment that prohibits any benefit payment to the executive to the extent it would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code.

  •
  A prohibition on competing with the Company during the time that the executive is receiving payment of a severance, change in control or retention incentive benefit.

  •
  Receipt of the change in control benefit is subject to a "double trigger" such that there must be a qualifying termination of employment in addition to a change in control event.

  •
  A prohibition on solicitation of the Company's customers or employees for two years following the executive's departure.

  •
  A requirement that the executive sign a release of claims against the Company as a condition to receiving a severance or change in control benefit. This release of claims provision is not included in Mr. Davis's agreement.

Deferred Compensation Plan

In September 2008, the Company adopted a restated Supplemental Retirement and Deferred Compensation Plan. The deferred compensation component of the non-qualified plan is effective for eligible officers selected by the Compensation Committee beginning January 1, 2009. Participants may defer a portion of their salary (up to 50%) into a plan account and invest it in various mutual funds that are similar to those available under the 401(k) plan. The Company has no plans to make discretionary contributions to the deferred compensation accounts.

401(k) and Profit Sharing Plan

Umpqua sponsors and administers a 401(k) salary deferral and profit sharing plan covering substantially all employees of the Company and its subsidiaries. The plan is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Participants may elect to contribute 100% of eligible compensation to the plan each year, subject to applicable IRC limits on annual employee deferrals. In 2013, the Company made a matching contribution of 50% of each participant's salary deferral, up to 6% of eligible compensation. Our named executive officers are eligible to participate in the plan under the same terms and conditions as other employees.

Supplemental Retirement ("Top Hat") Plan

We maintain a non-qualified deferred compensation plan for executive officers who are selected by the Compensation Committee to participate in the plan. Under the plan the Company may make discretionary profit sharing or other contributions to the plan. The plan is designed to be administered under Sections 201(2) and 301(a)(3) of ERISA. In 2013, Messrs. Davis, Farnsworth, O'Haver, Wardlow and Philpott were eligible to participate in this plan, and contributions made by the Company to their accounts are reported in the All Other Compensation table, above.

2013 Incentive Plan

The Company's 2013 Incentive Plan, which was adopted by shareholders at the 2013 annual meeting, supports the Company's long term business objectives in a manner consistent with our executive compensation philosophy. Specifically, the Company's board of directors believes that allowing the Company to offer stock-based compensation under the 2013 Plan will:

  •
  Align the interests of employees and other award recipients with the interests of the Company's shareholders; and

  •
  Attract, motivate and retain experienced and highly qualified individuals who will contribute to the success of the Company.

The 2013 Plan also provides the Compensation Committee with flexibility regarding the types of awards granted to executives and is designed to qualify equity awards and annual cash incentive awards as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, which is fully deductible to the Company for income tax purposes. The Company may, however, elect to provide non-deductible compensation to its executive officers under the 2013 Plan.

With respect to the 2013 Plan, the members of the Compensation Committee, all of whom are independent of Company management, select all executive-level plan participants and determine participation levels and the terms and conditions of all awards made under the plan. The 2013 Plan authorizes the issuance of four million shares of the Company's common stock. A maximum of 400,000 shares may be granted under the 2013 Plan to an individual pursuant to stock options and stock appreciation rights during any one-year period. For any other award, a maximum of 200,000 shares may be granted under the 2013 Plan to an individual during any one-year period. In 2013, 20,000 shares of restricted stock were awarded under the terms of the 2013 Plan to named executive officers.

The following types of compensation may be paid under the terms of the 2013 Plan: stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards, and performance compensation awards. For a more discussion of the types of compensation that may be paid under the 2013 Plan, see the subsection titled "Long Term Incentive Compensation" in Section 3 above.

Equity Compensation Plan Information

See the table at Part II, Item 5 of the Company's Form 10-K for information about equity compensation plans that provide for the award of securities or the grant of options to purchase securities to employees and directors of Umpqua, its subsidiaries and its predecessors by merger that were in effect at December 31, 2013.

Long Term Incentive Plans and Awards

As discussed above, the shareholders' adoption of the Company's 2013 Incentive Plan eliminated the 2003 Stock Incentive Plan and 2007 Long Term Incentive Plan. Prior to adoption of the 2013 Plan, the Company made certain RSA awards to executives in early 2013 under the 2003 Plan. The Company made no awards under the 2007 Plan during 2013. Going forward, all long term awards will be granted pursuant to the 2013 Plan.

Grants of Plan-Based Awards

This table shows the plan-based awards granted to each named executive officer in the fiscal year ended December 31, 2013. The actual payouts under the annual incentive plans are shown in column (g) of the Summary Compensation Table.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Price on	Grant Date Fair Value of Stock & Option
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Grant Date	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i) (3)	(j)	(k) (4)		(l) (5)
Davis	1/01/13	0	815,000	1,018,750
RSAs (1)	1/31/13				0	40,000	50,000				$12.64	$468,000
RSAs (2)	4/19/13				0	20,000	25,000				$12.05	$223,200
O'Haver	1/01/13	0	337,500	438,750
RSAs (1)	1/31/13				0	15,000	18,750				$12.64	$175,500
RSAs	1/31/13							10,000			$12.64	$126,400
Farnsworth	1/01/13	0	232,500	302,250
RSAs (1)	1/31/13				0	15,000	18,750				$12.64	$175,500
RSAs	1/31/13							10,000			$12.64	$126,400
Wardlow	1/01/13	0	232,500	302,250
RSAs (1)	1/31/13				0	15,000	18,750				$12.64	$175,500
RSAs	1/31/13							10,000			$12.64	$126,400
Philpott	1/01/13	0	199,182	258,937
RSAs (1)	1/31/13				0	12,000	15,000				$12.64	$140,400
RSAs	1/31/13							8,000			$12.64	$101,120

Notes:

(1)
The shares underlying RSAs reported in column (g) were issued under the 2003 Plan and vest three years following the grant date to the extent that the Company's total shareholder return achieves specified targets as compared to the KRX total return index. See the section titled Long Term Incentive Compensation.
(2)
The shares underlying RSAs reported in column (g) were issued under the 2013 Incentive Plan and vest three years following the grant date to the extent that the Company's total shareholder return achieves specified targets as compared to the KRX total return index.
(3)
The shares underlying RSAs reported in column (i) were issued under the 2003 Plan and vest 33.3% per year over a three year period, beginning one year following the date of grant.
(4)
Column (k) shows the closing price of Umpqua common stock on the grant date.
(5)
Column (l) shows the aggregate grant date fair value associated with all RSAs, as determined in accordance with FASB ASC 718, Stock Compensation. The assumptions used to calculate fair value are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K.

 Outstanding Equity Awards at Fiscal Year-End

This table shows information concerning unexercised stock options and unvested restricted stock awards held by each named executive officer as of December 31, 2013. Awards granted prior to April 19, 2013 were granted under the 2003 Plan or the 2007 LTI Plan. Awards granted after that date were granted under the 2013 Incentive Plan.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)(1)	(b) (2)		(c) (3)		(d) (4)	(e) (5)	(f) (6)	(g) (7)	(h) (8)	(i) (9)	(j) (10)
Davis, R.
01/03/2005	75,000					$24.71	1/03/2015
01/18/2006	25,000					$28.425	1/17/2016
03/05/2007	50,000					$26.12	3/05/2017
08/02/2010								3,400	$65,076
08/02/2010			15,000	(11)		$12.87	8/01/2020
01/31/2011					75,000	$10.97	1/31/2021
01/31/2011										35,000	$669,900
02/02/2011										70,000	$1,339,800
01/27/2012										25,000	$478,500
01/27/2012										50,000	$957,000
01/31/2013										50,000	$957,000
04/19/2013										25,000	$478,500
O'Haver, C.
03/24/2010	15,000	&zwsp; (12)	10,000			$13.45	3/23/2020
03/24/2010								2,000	$38,280
01/31/2011					20,000	$10.97	1/31/2021
01/31/2011										20,000	$382,800
01/27/2012								6,666	$127,587
01/27/2012										18,750	$358,875
01/31/2013								10,000	$191,400
01/31/2013										18,750	$358,875
Farnsworth, R.
01/21/2005	2,500					$23.49	1/21/2015
04/20/2005	10,000					$22.94	4/19/2015
02/02/2009			3,000	(12)		$9.23	2/01/2019
02/05/2010			16,000	(12)		$11.89	2/05/2020
02/05/2010								8,000	$153,120
01/31/2011					20,000	$10.97	1/31/2021
01/31/2011										20,000	$382,800
01/27/2012								6,666	$127,587
01/27/2012										18,750	$358,875
01/31/2013								10,000	$191,400
01/31/2013										18,750	$358,875
Wardlow, M.
07/09/2004	5,000					$22.15	7/09/2014
02/02/2009			3,000	&zwsp; (12)		$9.23	2/01/2019
02/05/2010			16,000	&zwsp; (12)		$11.89	2/05/2020
02/05/2010								8,000	$153,120
01/31/2011					20,000	$10.97	1/31/2021
01/31/2011										20,000	$382,800
01/27/2012								6,666	$127,587
01/27/2012										18,750	$358,875
01/31/2013								10,000	$191,400
01/31/2013										18,750	$358,875

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)(1)	(b) (2)		(c) (3)	(d) (4)	(e) (5)	(f) (6)	(g) (7)	(h) (8)	(i) (9)	(j) (10)
Philpott, S.
01/21/2005	1,500				$23.49	1/21/2015
04/20/2005	10,000				$22.94	4/19/2015
01/28/2008	20,000				$15.50	1/27/2018
07/21/2008	10,000				$11.59	7/20/2018
02/02/2009	8,000	(12)	2,000		$9.23	2/01/2019
02/05/2010	15,000	(12)	10,000		$11.89	2/05/2020
02/05/2010							6,000	$114,840
01/31/2011				14,000	$10.97	1/31/2021
01/31/2011									14,000	$267,960
01/27/2012							5,333	$102,074
01/27/2012									15,000	$287,100
01/31/2013							8,000	$153,120
01/31/2013									15,000	$287,100
(1)
In column (a), the grant date of each award is noted below the name of each named executive officer.
(2)
Column (b) shows the number of shares underlying vested (exercisable) but not exercised stock options at the fiscal year ending December 31, 2013.
(3)
Column (c) shows the number of shares underlying unexercised options that are not exercisable because they had not vested at the end of the fiscal year.
(4)
Column (d) shows the maximum shares issuable under this non-qualified option agreement that vests based on TSR performance at the end of the three year period ended January 31, 2014.
(5)
Column (e) shows the exercise price to be paid by the executive in order to acquire the shares subject to the option.
(6)
Column (f) shows the date that each option expires, if not previously exercised. Under the 2003 Plan, the option expiration date is accelerated for officers whose employment is terminated for any reason and all such options expire three months following the termination date.
(7)
Column (g) shows the number of shares of restricted stock that have not vested as of December 31, 2013.
All 2010 RSA grants shown in this column vest 20% per year over a five year period, beginning one year following the date of the grant, except for Mr. Davis' August 2, 2010 grant, which vests 30% per year at the end of the first and second years and 20% per year at the end of the third and fourth years.
All other RSA grants shown in this column vest 33.3% per year over a three year period, beginning one year following the date of grant.
(8)
Column (h) shows the aggregate market value of shares of restricted stock that have not vested as of December 31, 2013, using the closing price of Umpqua stock of $19.14 on December 31, 2013, the last trading day of the year.
(9)
Column (i) shows the maximum shares issuable, assuming maximum vesting of the RSU or RSA award.
(10)
Column (j) shows the aggregate market value of shares based on unvested RSUs and RSAs, using the closing price of Umpqua stock of $19.14 on December 31, 2013, assuming maximum vesting of the award.
(11)
This option vests over a four year period, beginning one year after the grant date: 30% per year at the end of the first and second years and 20% per year at the end of the third and fourth years.
(12)
This option vests 20% per year over a five year period, beginning one year after the grant date.

 "In the Money" Options at Fiscal Year-End

This table demonstrates the linkage between negative share price performance and option grants to the named executive officers. It shows the number of vested but unexercised option shares held by the named executive officers at December 31, 2013 that have an exercise price below the market price of Umpqua common stock on December 31, 2013, the last trading day of the year.

Name	Option Shares Exercisable at 12/31/13 (1)	Option Shares "In the Money" at 12/31/13 (2)
Davis, Raymond P.	150,000	0
O'Haver, Cort L.	15,000	15,000
Farnsworth, Ronald L.	12,500	0
Wardlow, Mark P.	5,000	0
Philpott, Steven L.	64,500	53,000
(1)
Number of shares underlying unexercised but vested and exercisable options at December 31, 2013.
(2)
Number of exercisable option shares with an option exercise price less than the closing price of Umpqua Stock ($19.14) on December 31, 2013.

Option Exercises and Stock Vested

This table shows each stock option that was exercised by a named executive officer and the number of restricted shares, if any, that vested during the fiscal year ended December 31, 2013. In each case, the option exercise price to be paid by the optionee and the related taxes to be withheld were all received by the Company.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Davis, Raymond P.	260,000	$1,140,000	3,400	$58,888
O'Haver, Cort L.	0	0	4,334	$55,875
Farnsworth, Ronald L.	66,000	$301,300	7,334	$93,915
Wardlow, Mark P.	36,000	$246,480	8,734	$111,647
Philpott, Steven L.	0	0	5,667	$72,558

 Pension Benefits

This table shows the current outstanding obligations of the Company under the Davis SERP, which is a non-qualified defined benefit plan and is the only retirement plan sponsored by the Company that is to be reported in this table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b) (1)	(c) (2)	(d) (3)	(e)
Davis, Raymond P.	Supplemental Executive Retirement Plan	N/A	$8,303,912	$0

Notes:

(1)
The Supplemental Executive Retirement Plan is also referred to in this proxy as the Davis SERP. See the section titled Retirement Plan for Mr. Davis for more information.
(2)
Mr. Davis had 12.5 years of credited service when the Davis SERP was amended in 2007. As amended, the agreement has a fixed schedule of benefits, based upon the month in which his employment terminates and the reason for termination. Years of credited service are no longer relevant to computing his benefits under the Davis SERP.
(3)
The present value of Mr. Davis's accumulated benefit under the Davis SERP, computed as of December 31, 2013, which is the measurement date used for financial statement reporting purposes with respect to Umpqua's audited financial statements for the fiscal year ended December 31, 2013. During 2013, Umpqua accrued $641,786 for the Davis SERP. The benefits payable by Umpqua under the Davis SERP are reduced by the amounts otherwise provided by Social Security and other retirement benefits paid by us, and these estimated amounts are reflected in the present value shown in column (d).

Annual Benefit Payable Under Davis SERP

The following table shows the annual benefit that would be paid to Mr. Davis if his employment terminated as noted below, for any of the following reasons: Retirement, Disability, Change in Control or Death. "Disability" and "Change in Control" are defined in the Davis SERP Agreement and are consistent with the definitions of the same terms found in his Employment Agreement.

Month of Employment Termination	Annual Benefit	Present Value of Accumulated Benefit (1)
Dec. 2013	$794,686	$8,303,912
June 2014	$850,000	$8,767,234

Mr. Davis reached "Retirement Age" under the agreement on June 3, 2011, his 62nd birthday. His maximum annual benefit is $850,000 per year when he reaches age 65. Payment of the annual benefit continues until (i) 36 months prior to his predicted life expectancy, measured at termination of employment, if he dies prior to that date or (ii) 36 months after his predicted life expectancy, if he survives to that date.

(1)
The present value of the accumulated benefit is equal to the amount accrued by the Company for payment of the benefit, after deducting the estimated social security retirement benefits and the other pension plan benefits funded by the Company on behalf of Mr. Davis.

 Potential Payments Upon Termination or Change in Control

The following table shows the cash and equity benefits payable to the named executive officers upon termination of employment for various reasons, including a change in control of the Company. See the summary of the executive's employment agreement following the Summary Compensation Table for a description of how the severance and change in control benefits are calculated. For purposes of this table, it is assumed that the termination of employment occurred on December 31, 2013.

Name	Termination Scenario	Cash Benefit	Equity Awards (8)
Davis, Ray	Death (1)	$1,094,686	$4,335,060
	Long Term Disability (2)	$914,686	$4,335,060
	Involuntary Termination (3),(4),(9)	$3,278,967	$770,270
	Change in Control (4),(9),(10)	$0	$3,971,723
O'Haver, Cort	Death (1)	$200,000	$802,178
	Long Term Disability (2)	$120,000	$802,178
	Involuntary Termination (3),(7)	$337,163	$802,178
	Change in Control (5),(7),(10)	$503,526	$1,161,584
	Retention (6),(7)	$503,526	$1,161,584
Farnsworth, Ron	Death (1)	$300,000	$802,178
	Long Term Disability (2)	$120,000	$802,178
	Involuntary Termination (3),(7)	$232,268	$802,178
	Change in Control (5),(7),(10)	$13,572	$1,173,379
	Retention (6),(7)	$13,572	$1,173,379
Wardlow, Mark	Death (1)	$200,000	$802,178
	Long Term Disability (2)	$120,000	$802,178
	Involuntary Termination (3),(7)	$232,268	$802,178
	Change in Control (5),(7),(10)	$0	$1,125,816
	Retention (6),(7)	$0	$1,125,816
Philpott, Steven	Death (1)	$300,000	$588,639
	Long Term Disability (2)	$120,000	$588,639
	Involuntary Termination (3),(7)	$198,983	$588,639
	Change in Control (5),(7),(10)	$59,530	$890,285
	Retention (6),(7)	$59,530	$890,285
(1)
Each executive's beneficiary would receive a maximum of $200,000 as a lump sum benefit under Umpqua's group life insurance plan, which is a benefit available to all full time employees. The cash benefit shown also includes a $100,000 BOLI death benefit with respect Mr. Davis, Mr. Farnsworth and Mr. Philpott. For Mr. Davis, this amount includes the annual death benefit of $794,686 under the Davis SERP.
(2)
This is the annual benefit under Umpqua's group Long Term Disability Plan, which pays 60% of the employee's monthly base salary, not to exceed $10,000 per month, beginning 90 days after becoming disabled. This benefit is provided to all full time employees. If the employee becomes disabled before age 60, benefits are payable until normal social security retirement age. For Mr. Davis, this amount includes the annual disability benefit of $794,686 under the Davis SERP.
(3)
Assumes termination is without "cause" or executive leaves for "good reason" defined in his agreement as (i) a material reduction in base salary not shared by other executives or (ii) the officer is required to relocate more than 50 miles from his current office.
(4)
This benefit includes the estimated cost of health and welfare plan benefits for three years following termination. This benefit is payable if Mr. Davis's employment is terminated within a year following a change in control if he is terminated without "cause" or leaves for "good reason", as defined in the agreement. The change in control benefit is paid in lieu of any severance benefit.

(5)
This benefit is payable for up to a year following a change in control if the executive is terminated without "cause", or leaves for "good reason", as defined in the agreement.
(6)
Retention benefits are payable in lieu of severance and change in control benefits if the executive remains employed for a period of twelve months following a change in control.
(7)
For this executive, receipt of this cash benefit is conditioned upon the executive signing a Separation Agreement upon termination of employment that provides for (i) a release of all claims against the Company; (ii) the executive's agreement not to disparage the Company; (iii) the executive's agreement to not compete with the Company or solicit the Company's employees to leave the Company for the period of time that the executive is receiving severance, change in control or retention benefits; and (iv) the executive's agreement not to solicit the Company's customers for a period of two years following separation.
(8)
This column shows (i) the dollar value of additional shares (if any) that would vest under the executive's RSA and RSU grants, calculated at $19.14 per share, which was the closing price of Umpqua's stock on December 31, 2013, the last trading day of the year and (ii) the intrinsic value of any options that would vest.
(9)
Mr. Davis's Agreement provides that upon termination of his employment, he will not compete with the Company for the period of time that he is receiving a severance or change in control benefit and that he will not solicit the Company's customers or employees for a period of two years following separation.
(10)
Change in control benefits are subject to reduction to the extent that they exceed the safe harbor amount calculated under Section 280G of the Code. The following table shows how the change in control cash benefit is calculated:

Name	Cash benefit under Employment Agreement	Less §280G cutback (i)	Net change in control cash benefit
Davis, Ray	$5,391,075	$(5,391,075)	$0
O'Haver, Cort	$1,539,710	$(1,036,184)	$503,526
Farnsworth, Ron	$1,162,800	$(1,149,228)	$13,572
Wardlow, Mark	$1,173,404	$(1,173,404)	$0
Philpott, Steven	$928,559	$(869,029)	$59,530
(i)
This calculation does not reflect the value of the non-compete provisions of the executive's employment agreement.

INCORPORATION BY REFERENCE

The sections in this proxy-statement entitled "Compensation Committee Report" and "Audit and Compliance Committee Report" do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such reports by reference therein.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01S0LA 1 U PX + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 2. To ratify the Audit and Compliance Committee’s appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. 4. In their discretion, the proxies may vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. For Against Abstain 3. To consider and approve the advisory (non-binding) proposal regarding compensation of the Company’s named executive officers as described in the proxy statement. 1.1 - Raymond P. Davis 1.4 - James S. Greene 1.7 - Dudley R. Slater 1.2 - Peggy Y. Fowler 1.5 - Luis F. Machuca 1.8 - Susan F. Stevens 1.3 - Stephen M. Gambee 1.6 - Laureen E. Seeger 1.9 - Hilliard C. Terry, III 1. ELECTION OF DIRECTORS To elect ten directors to one year terms expiring at the 2015 annual meeting. Vote for no more than ten individuals: Board nominees: IMPORTANT ANNUAL MEETING INFORMATION 1.10 - Bryan L. Timm For Against Abstain For Against Abstain For Against Abstain Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 8 7 9 3 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Internet and telephone voting closes after 11:59 PM Pacific Time, April 14, 2014. Vote by Internet • Go to www.envisionreports.com/UMPQ2014 • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Annual Meeting of Shareholders – April 15, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoint(s) Raymond P. Davis and Peggy Y. Fowler, and each of them, proxies with full power of substitution, and hereby authorize(s) them to represent and to vote on behalf of the undersigned all shares of common stock of Umpqua Holdings Corporation at the Annual Meeting of Shareholders to be held on April 15, 2014, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S UNANIMOUS RECOMMENDATION: “FOR” THE ELECTION OF ALL DIRECTORS, “FOR” ITEMS 2 and 3. (Continued and to be marked, dated and signed, on the other side) Proxy — UMPQUA HOLDINGS CORPORATION Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2013 Annual Report to shareholders on Form 10-K are available at: http://www.envisionreports.com/UMPQ2014 C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q